           AS FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION
                            ON DECEMBER 10, 2002

                 PRELIMINARY CONSENT SOLICITATION STATEMENT
                            FILED ON SCHEDULE 14A


       CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. 1)


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement

/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                  ENSTAR INCOME/GROWTH PROGRAM FIVE-B, L.P.
------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:
                Units of Limited Partnership Interest.

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction: $
                                                                  ------------
        (5)     Total fee paid:

/X/     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

                ------------------------------------------------------------

        (2)     Form, Schedule or Registration Statement No.:

                ------------------------------------------------------------

        (3)     Filing Party:

                ------------------------------------------------------------

        (4)     Date Filed:

                ------------------------------------------------------------

                              PRELIMINARY COPY

THE TRANSACTION DESCRIBED IN THE ATTACHED CONSENT SOLICITATION STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAS THE COMMISSION OR ANY SUCH STATE COMMISSION OR AGENCY PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                  ENSTAR INCOME/GROWTH PROGRAM FIVE-B, L.P.
                    C/O ENSTAR COMMUNICATIONS CORPORATION
                           12405 POWERSCOURT DRIVE
                          ST. LOUIS, MISSOURI 63131


                                         , 2002
                              -----------

Dear Limited Partner:

         As a holder of limited partnership units ("units") of Enstar Income/Growth Program Five-B, L.P. ("Enstar 5B" or the "partnership"), you are being asked to vote upon a plan of liquidation (the "Liquidation Plan") for Enstar 5B. Enstar 5B's principal asset is its 50% ownership interest in Enstar Cable of Cumberland Valley, a Georgia general partnership (the "joint venture"). The joint venture owns and operates cable television systems in Kentucky, Tennessee and Missouri (collectively, the "system"). If consummated, the Liquidation Plan will result in the sale of the system and the subsequent dissolution and termination of the joint venture. After the joint venture terminates, Enstar 5B will subsequently liquidate and dissolve. Under the Liquidation Plan, we expect that Enstar 5B will distribute to each holder of units (each a "unitholder") a total of approximately $119 per unit, before applicable taxes, in respect of the sale of the system.

         As more fully described in the attached consent solicitation statement, the Liquidation Plan authorizes:

     o the joint venture to sell that portion of the system serving the communities in and around Monticello, Whitley City, Liberty, Cumberland, Greensburg, Williamsburg, and Hustonville/Moreland, Kentucky and Jellico, Tennessee (collectively, the "Access system") to Access Cable Television, Inc., a Kentucky corporation ("Access"), under an asset purchase agreement for a sale price of approximately $6,938,400 in cash, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions (the "Access Sale");

     o the joint venture to sell that portion of the system serving the communities in and around Russell Springs, Jamestown and Russell County, Kentucky (collectively, the "Cumberland system") to Cumberland Cellular, Inc., a Kentucky corporation ("Cumberland"), under an asset purchase agreement for a sale price of approximately $3,707,200 in cash, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions (the "Cumberland Sale");

     o the joint venture to sell that portion of the system serving the communities in and around Pomme de Terre, Missouri (collectively, the "Missouri system") to Telecommunications Management, LLC, a Missouri limited liability company ("Telecommunications"), under an asset purchase agreement for a sale price of approximately $502,800 in cash, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions (the "Missouri Sale");

     o the subsequent dissolution, termination and liquidation of the joint venture and its remaining assets through one or more liquidating distributions to the two general partners, one of which is Enstar 5B, in accordance with the partnership agreement of the joint venture (the "Joint Venture Liquidation"); and

     o the subsequent dissolution, termination and liquidation of Enstar 5B through one or more liquidating distributions to the general partners and the unitholders, in accordance with Enstar 5B's partnership agreement (the "Enstar Liquidation").

         The Liquidation Plan will not be implemented unless it is approved by unitholders holding a majority of the units. In addition, the Liquidation Plan will not become effective unless the Access Sale, the Cumberland Sale, the Missouri Sale and the Joint Venture Liquidation also are approved by a majority-in-interest of the limited partners of Enstar 5B's co-partner in the joint venture, Enstar Income/Growth Program Five-A, L.P.

         Access, Cumberland and Telecommunications, the three potential buyers of the system, ultimately were the purchasers we found who made what we believe were the best offers for the best resulting transactions for the sale of the respective portions of the system during the more than two-year period in which we sought purchasers for the system. Access, Cumberland and Telecommunications are independent third party buyers and are not affiliated with Enstar 5B, the joint venture or the general partners of Enstar 5B. We negotiated for the sale of the system in a process which we believe produced the best possible sale transaction for the system. For this and other reasons that are discussed in the accompanying consent solicitation statement, we believe that the Liquidation Plan is the best alternative available to the unitholders, and recommend that you vote to APPROVE the Liquidation Plan.

         Please complete and return your consent card as soon as possible. If you fail to send in your consent card, it will have the same effect as a vote to "DISAPPROVE" the Liquidation Plan.

         We urge you to read carefully the attached consent solicitation statement in its entirety before voting. The consent solicitation statement sets forth our reasons for believing that the Liquidation Plan is the best alternative available to the unaffiliated unitholders (see "Special Factors--Best Available Transaction" on pages 23-27) and the basis for our recommendation (see "--Recommendation of the General Partner and other Filing Persons" on pages 28-29); and describes in detail the Access Sale, the Cumberland Sale, the Missouri Sale, the Joint Venture Liquidation and the Enstar Liquidation (see "Liquidation Plan Summary" on pages 5-9, and "Questions and Answers About the Liquidation Plan" on pages 10-13 and "Special Factors" on pages 18-54). If you have any questions, or need assistance in completing and returning your consent card, please feel free to contact Enstar 5B's soliciting agent, D.F. King & Co., Inc., at (800) 207-2014.

         You may also contact us at our principal executive offices at 12405 Powerscourt Drive, St. Louis, Missouri 63131; telephone: (314) 543-2389.

                                           Very truly yours,
                                           Enstar Communications Corporation
                                           Corporate General Partner

                  ENSTAR INCOME/GROWTH PROGRAM FIVE-B, L.P.
                    C/O ENSTAR COMMUNICATIONS CORPORATION
                           12405 POWERSCOURT DRIVE
                          ST. LOUIS, MISSOURI 63131

                       NOTICE OF CONSENT SOLICITATION

                                                                      , 2002
                                                          ------------

To the Limited Partners of Enstar Income/Growth Program Five-B, L.P.:

         NOTICE IS HEREBY GIVEN to the holders (the "unitholders") of the limited partnership units (the "units") of Enstar Income/Growth Program Five-B, L.P., a Georgia limited partnership ("Enstar 5B" or the "partnership"), that Enstar Communications Corporation, a Georgia corporation and a general partner of Enstar 5B ("Enstar Communications", the "corporate general partner", "we" or "us"), is soliciting written consents on behalf of Enstar 5B to approve a plan of liquidation (the "Liquidation Plan").

         Enstar 5B currently owns a 50% interest in Enstar Cable of Cumberland Valley, a Georgia general partnership (the "joint venture"). The joint venture owns and operates cable television systems in Kentucky, Tennessee and Missouri (collectively, the "system"). Under the Liquidation Plan, the joint venture will sell in three separate transactions its cable television system assets to Access Cable Television, Inc., a Kentucky corporation ("Access"), Cumberland Cellular, Inc., a Kentucky corporation ("Cumberland"), and Telecommunications Management, LLC, a Missouri limited liability company ("Telecommunications"), and the joint venture will subsequently dissolve and terminate its operations.

         The Liquidation Plan authorizes:

     o the joint venture to sell that portion of the system serving the communities in and around Monticello, Whitley City, Liberty, Cumberland, Greensburg, Williamsburg, and Hustonville/Moreland, Kentucky and Jellico, Tennessee (collectively, the "Access system") to Access under an asset purchase agreement for a sale price of approximately $6,938,400 in cash, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions (the "Access Sale");

     o the joint venture to sell that portion of the system serving the communities in and around Russell Springs, Jamestown and Russell County, Kentucky (collectively, the "Cumberland system") to Cumberland under an asset purchase agreement for a sale price of approximately $3,707,200 in cash, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions (the "Cumberland Sale");

     o the joint venture to sell that portion of the system serving the communities in and around Pomme de Terre, Missouri (collectively, the "Missouri system") to Telecommunications under an asset purchase agreement for a sale price of approximately $502,800 in cash, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions (the "Missouri Sale");

     o the subsequent dissolution, termination and liquidation of the joint venture and its remaining assets through one or more liquidating distributions to the two general partners, one of which is Enstar 5B, in accordance with the partnership agreement of the joint venture (the "Joint Venture Liquidation"); and

     o the subsequent dissolution, termination and liquidation of Enstar 5B through one or more liquidating distributions to the general partners and the unitholders, in accordance with Enstar 5B's partnership agreement (the "Enstar Liquidation").

         The Access Sale, the Cumberland Sale, the Missouri Sale, the Joint Venture Liquidation and the Enstar Liquidation are more fully described in the attached consent solicitation statement under "Liquidation Plan Summary" on pages 5-9, "Questions and Answers About the Liquidation Plan" on pages 10-13, "Special Factors" on pages 18-54 and "Voting Procedures" on pages 62-63.

         Enstar 5B is seeking to obtain approval of the Liquidation Plan from its unitholders through the solicitation of written consents. No meeting of the unitholders will be held. The consent of unitholders holding a majority of the outstanding units on the record date (as defined below) is required in order to adopt the Liquidation Plan, and will bind all of the unitholders.

         The close of business on          , 2002 is the record date for
                                  ---------
determining the limited partners entitled to receive notice of the solicitation of consents and to consent to the Liquidation Plan. Consents of the limited partners will be solicited during the period (the "Solicitation
Period"), which begins on           , 2002 and will end at 5:00 p.m., New
                          ----------
York City time, on the earlier of (1) the date on which the consents of limited partners holding a majority of the units entitled to consent are
received by us and/or the soliciting agent; or (2)         , 2002 (or, if
                                                  ---------
the Solicitation Period is extended by the general partner, at 5:00 p.m., New York City time, on the expiration date of the extended Solicitation Period).

         In addition, the Liquidation Plan will not become effective unless the Access Sale, the Cumberland Sale, the Missouri Sale and the Joint Venture Liquidation also are approved by a majority-in-interest of the limited partners of Enstar 5B's equal co-partner in the joint venture, Enstar Income/Growth Program Five-A, L.P.

         Please indicate your approval, disapproval or abstention with respect to the Liquidation Plan by marking and signing the enclosed consent card and returning it in the enclosed self-addressed envelope to D.F. King & Co., Inc., our soliciting agent, at 77 Water Street, New York, New York 10005. If you sign and send in the enclosed consent card but do not indicate how you want to vote as to the Liquidation Plan, your consent card will be treated as voting to APPROVE the Liquidation Plan.

         You may change your vote at any time before 5:00 p.m., New York City time, on the earlier of: (1) the date on which the consents of the holders of a majority of the units entitled to consent are received by us
and/or the soliciting agent; or (2)            , 2002 (or, if the general
                                    -----------
partner extends the Solicitation Period, at any time before 5:00 p.m., New York City time, on the expiration date of the extended Solicitation Period). You can do this by sending a written notice dated later than your consent card stating that you would like to revoke or change your vote, or by completing and submitting a new consent card dated later than your original consent card. If you choose either of these two methods, you must submit your notice of revocation or new consent card to the soliciting agent, D.F. King & Co., Inc. If you instructed a broker to vote your units, you must follow your broker's directions for changing those instructions. To be effective, your notice of revocation or new consent card must be received by D.F. King & Co., Inc. before the end of the original Solicitation Period or extended Solicitation Period, as the case may be.

         You may also contact the partnership and the general partner at their principal executive offices at 12405 Powerscourt Drive, St. Louis, Missouri 63131; telephone: (314) 543-2389.

         Your approval is important. Please read the consent solicitation statement and attached exhibits carefully and then complete, sign and date the enclosed consent card and return it in the self-addressed prepaid envelope or by sending a facsimile of the front and back of the consent card to D.F. King & Co., Inc. Your prompt response is appreciated.

                                       ENSTAR COMMUNICATIONS CORPORATION

                                           CORPORATE GENERAL PARTNER

                                                 TABLE OF CONTENTS

                                     ENSTAR INCOME/GROWTH PROGRAM FIVE-B, L.P.

LIQUIDATION PLAN SUMMARY............................................................................         5
QUESTIONS AND ANSWERS ABOUT THE LIQUIDATION PLAN....................................................        10
WHO CAN HELP ANSWER YOUR QUESTIONS..................................................................        14
OWNERSHIP STRUCTURE CHART...........................................................................        15
SELECTED FINANCIAL INFORMATION......................................................................        16
SPECIAL FACTORS.....................................................................................        18
   General..........................................................................................        18
   Background, Purpose and Reasons for the Access Sale, the Cumberland Sale
       and the Missouri Sale........................................................................        18
   Alternatives to Liquidation Plan Not Prudent.....................................................        20
   Ability to Sell Units............................................................................        21
   Effects of the Transaction.......................................................................        21
   Best Available Transaction.......................................................................        23
   Recommendation of the Corporate General Partner and Other Filing Persons.........................        28
   Related Party Transactions.......................................................................        30
   Conflicts of Interest............................................................................        30
   The Access Purchase Agreement....................................................................        31
   The Cumberland Purchase Agreement................................................................        36
   The Telecommunications Purchase Agreement........................................................        42
   Description of Assets............................................................................        48
   Use of Proceeds and Cash Distributions...........................................................        48
   Disadvantages of the Liquidation Plan............................................................        50
   Consequences of Failure to Approve the Liquidation Plan..........................................        50
   Approval of the Liquidation Plan by Enstar 5A....................................................        51
   Liquidation of the Joint Venture.................................................................        51
   Liquidation of Enstar 5B.........................................................................        51
   Federal Income Tax Consequences of the Liquidation Plan..........................................        52
   State Tax Consequences...........................................................................        54
   No Appraisal Rights..............................................................................        54
NO ESTABLISHED MARKET PRICES FOR PARTNERSHIP UNITS..................................................        54
DISTRIBUTIONS TO UNITHOLDERS........................................................................        55
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.....................................................        55
IDENTITY AND BACKGROUND OF CERTAIN PERSONS..........................................................        56
   Enstar Communications Corporation................................................................        56
   Charter Communications, Inc......................................................................        60
   Charter Communications Holding Company, LLC......................................................        62
VOTING PROCEDURES...................................................................................        62
AVAILABLE INFORMATION...............................................................................        63

                  ENSTAR INCOME/GROWTH PROGRAM FIVE-B, L.P.
                    C/O ENSTAR COMMUNICATIONS CORPORATION
                           12405 POWERSCOURT DRIVE
                          ST. LOUIS, MISSOURI 63131

                                                                       , 2002
                                                                -------

                       ------------------------------
                       CONSENT SOLICITATION STATEMENT
                       ------------------------------

                                INTRODUCTION

         Enstar Communications Corporation, a Georgia corporation ("Enstar Communications," the "corporate general partner", "we" or "us"), is one of two general partners of Enstar Income/Growth Program Five-B, L.P., a Georgia limited partnership ("Enstar 5B" or the "partnership"). The other general partner is Robert T. Graff, Jr. (the "individual general partner").

         Enstar 5B currently owns a 50% interest in Enstar Cable of Cumberland Valley (the "joint venture" or the "general partnership"). The joint venture owns and operates cable television systems in and around the communities of Monticello, Whitley City, Liberty, Cumberland, Greensburg, Williamsburg, Hustonville/Moreland and Russell Springs, Kentucky, Jellico, Tennessee and Pomme de Terre, Missouri, which had an aggregate of approximately 13,300 basic subscribers as of September 30, 2002. The other co-general partner in the joint venture is Enstar Income/Growth Program Five-A, L.P. ("Enstar 5A"), another limited partnership sponsored by the corporate general partner. The general partners of Enstar 5A are the same as the general partners of Enstar 5B. The cable television systems and their related assets owned by the joint venture are collectively referred to as the "system," the "Enstar system," or "Enstar's system." Because all of the partnership's cable television operations are conducted through its interest in the joint venture, much of the discussion in this consent solicitation statement relates to the joint venture and its activities. References to the "partnership" include the joint venture, where appropriate.

         Through this consent solicitation statement, we are asking the holders of Enstar 5B's limited partnership units ("units" and the holders thereof "unitholders") to approve a plan of liquidation for the general partnership and Enstar 5B, including the proposed sale of the general partnership's cable system assets and the subsequent dissolution of the joint venture and Enstar 5B.

         In particular, you are being asked to vote on the following plan of liquidation (the "Liquidation Plan") that includes authorization of the following:

     o the sale by the joint venture of that portion of the system serving the communities in and around Monticello, Whitley City, Liberty, Cumberland, Greensburg, Williamsburg, and Hustonville/Moreland, Kentucky and Jellico, Tennessee (collectively, the "Access system") to Access Cable Television, Inc., a Kentucky corporation ("Access"), under an asset purchase agreement for a sale price of approximately $6,938,400 in cash, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions (the "Access Sale");

     o the sale by the joint venture of that portion of the system serving the communities in and around Russell Springs, Jamestown and Russell County, Kentucky (collectively, the "Cumberland system") to Cumberland Cellular, Inc., a Kentucky corporation ("Cumberland"), under an asset purchase agreement for a sale price of approximately $3,707,200 in cash, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions (the "Cumberland Sale");

     o the sale by the joint venture of that portion of the system serving the communities in and around Pomme de Terre, Missouri
         (collectively, the "Missouri system") to Telecommunications Management, LLC, a Missouri limited liability company
         ("Telecommunications"), under an asset purchase agreement for a sale price of approximately $502,800 in cash, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions (the "Missouri Sale");

     o the subsequent dissolution, termination and liquidation of the joint venture and its remaining assets through one or more liquidating distributions to the two general partners, one of which is Enstar 5B, in accordance with the partnership agreement of the joint venture (the "Joint Venture Liquidation"); and

     o the subsequent dissolution, termination and liquidation of Enstar 5B through one or more liquidating distributions to the general partners and the unitholders, in accordance with Enstar 5B's partnership agreement (the "Enstar Liquidation").

         The close of business on           , 2002 is the record date for
                                  ----------
determining the unitholders entitled to receive notice of the solicitation of consents and to consent to the Liquidation Plan. On November 22, 2002, there were 59,830 outstanding units of Enstar 5B entitled to vote on the Liquidation Plan, which were held by approximately 1,232 unitholders. Unitholders will be notified as soon as practicable as to the results of this solicitation. The Liquidation Plan will not become effective unless the Access Sale, the Cumberland Sale, the Missouri Sale and the Joint Venture Liquidation also are approved by a majority-in-interest of the limited partners of Enstar 5A.

         The soliciting agent, D.F. King & Co., Inc., has been retained to assist Enstar Communications in soliciting the consents with respect to the Liquidation Plan for a base fee of approximately $3,750, plus additional fees and reimbursement of expenses, estimated at approximately $250. All costs associated with the solicitation will be paid by Enstar 5B.

         Neither Enstar 5B's partnership agreement nor the Georgia Revised Uniform Limited Partnership Act, under which Enstar 5B is governed, provides rights of appraisal or other similar rights to unitholders who dissent from the vote of a majority-in-interest in approving or disapproving the Liquidation Plan. For more information, please see "Special Factors--No Appraisal Rights" on page 54.

         This consent solicitation statement is being furnished to the unitholders by the following entities, which are collectively called the "Filing Persons:" the partnership; the corporate general partner of the partnership; Charter Communications Holding Company, LLC ("Holdco"); and their ultimate parent, Charter Communications, Inc. ("Charter, Inc."). More information about the Filing Persons and their respective executive officers and directors is contained in the "Ownership Structure Chart" on page 15, and "Identity and Background of Certain Persons" on pages 56-62.

         For the reasons set forth in the sections of this consent solicitation statement under the headings "Special Factors--Background, Purpose and Reasons for the Access Sale, the Cumberland Sale and the Missouri Sale -- Reasons" (on pages 18-20), "-- Best Available Transaction (on pages 23-27) and "-- Recommendation of the Corporate General Partner and other Filing Persons" (on pages 28-29), the corporate general partner believes that the Liquidation Plan is in the best interests of Enstar 5B and the unitholders, and the corporate general partner and the other Filing Persons believe that the Liquidation Plan is the best alternative available to the unitholders, and recommend that you vote to "APPROVE" the Liquidation Plan.

         Please read this consent solicitation statement and the accompanying exhibits carefully. You can find additional information about Enstar 5B in its Annual Report on Form 10-K for the year ended December 31, 2001, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002 and its other reports filed with the Securities and Exchange Commission. You can obtain these reports from the partnership and/or the corporate general partner at their principal executive offices at 12405 Powerscourt Drive, St. Louis, Missouri 63131,
Attention: Partnership Relations; or call (314) 543-2389 (which is also the principal executive offices of each of the other Filing Persons).

         This consent solicitation statement and the accompanying consent
card are first being mailed to the limited partners on or about         ,
                                                                --------
2002.

         The date of this consent solicitation statement is         ,
                                                            --------
2002.

                          LIQUIDATION PLAN SUMMARY

         The following summary highlights very important information contained elsewhere in this consent solicitation statement, but does not contain all of the information in this consent solicitation statement that may be important to your decision. You should carefully read this entire document, including the exhibits, before you decide whether to consent to the Plan of Liquidation.

         o BACKGROUND. In 1999 we commenced a process of seeking purchasers for all of the cable television systems of the joint venture, as well as 13 other, affiliated limited partnership cable operators of which we also are the general partner. This effort was undertaken primarily because, based on our experience in the cable television industry, we concluded that generally applicable market conditions and competitive factors were making (and would increasingly make) it extremely difficult for smaller operators of rural cable systems (such as the joint venture and the other affiliated Enstar partnerships) to effectively compete and be financially successful.

         o THE ACCESS SALE. The terms and conditions of the Access Sale are summarized below. The Access Sale will be accounted for using the purchase method of accounting. For more information, please see "Special Factors -- The Access Purchase Agreement" on pages 31-36.

                  THE SALE PRICE. Access will pay a sale price of approximately $6,938,400, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions, in immediately available funds, for the Access system.

                  SALE PRICE ADJUSTMENTS. The sale price to be paid to the joint venture is subject to customary working capital closing adjustments. In addition, the joint venture was assigned a prescribed target number of 10,659 basic subscribers at closing, and any shortfall in that target number at closing will result in the sale price being reduced by $650 per shortfall subscriber. At October 31, 2002, the Access system had approximately 9,850 basic subscribers. In addition, at closing, Access will deposit $208,152 of the purchase price in escrow to provide funds for the payment of any indemnification to which Access may be entitled arising after the closing when claims exceed $150,000. Total indemnification claims may not exceed $750,000. Accordingly, the joint venture will not receive the full purchase price at closing. For more information, please see "Special Factors -- The Access Purchase Agreement" on pages 31-36.

                  CLOSING CONDITIONS. The closing of the Access Sale is subject to several conditions, any or all of which may be waived, which include:

                       o each representation and warranty made by the joint venture in the asset purchase agreement with Access shall have been materially true and correct as of the date made and as of the closing date;

                       o the joint venture shall have performed and complied in all material respects with all covenants made by it;

                       o the joint venture shall have obtained the required number of Material Consents and Required Consents, as those terms are respectively defined in the asset purchase agreement with Access;

                       o no judgment, decree, order or other legal prohibition having the force of law shall be in effect on the closing date that would prevent or make unlawful the closing;

                       o the joint venture shall have furnished to Access certain required certificates, bills of sale, assignments, assumptions, consents and other agreements;

                       o the joint venture shall have obtained any and all necessary partner consents, which includes the consent of limited partners of Enstar 5A;

                       o there shall have been no material adverse change in the business, financial condition or prospects of the Access system since the date of the asset purchase agreement with Access; and

                       o other closing conditions that are customary in the industry.

         o THE CUMBERLAND SALE. The terms and conditions of the Cumberland Sale are summarized below. The Cumberland Sale will be accounted for using the purchase method of accounting. For more information, please see "Special Factors -- The Cumberland Purchase Agreement" on pages 36-42.

                  THE SALE PRICE. Cumberland will pay a sale price of approximately $3,707,200, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions, in immediately available funds, for the Cumberland system.

                  SALE PRICE ADJUSTMENTS. The sale price to be paid to the joint venture is subject to customary working capital closing adjustments. In addition, the joint venture was assigned a prescribed target number of 2,648 subscribers at closing, and any shortfall in that target number at closing will result in the sale price being reduced by $1,400 per shortfall subscriber. At October 31, 2002, the Cumberland system had approximately 2,438 basic subscribers. Also, the sale price will be reduced by $25,000 for every full percentage point decrease in expanded basic subscriber penetration between March 31, 2002 and the closing date. At March 31, 2002, expanded basic subscriber penetration was 86.21%. In addition, at closing, Cumberland will deposit $250,000 of the purchase price in escrow to provide funds for the payment of any indemnification to which Cumberland may be entitled arising after the closing when claims exceed $150,000. Total indemnification claims may not exceed $1,000,000. Accordingly, the joint venture will not receive the full purchase price at closing. For more information, please see "Special Factors -- The Cumberland Purchase Agreement" on pages 36-42.

                  CLOSING CONDITIONS. The closing of the Cumberland Sale is subject to several conditions any or all of which may be waived, which include:

                       o each representation and warranty made by the joint venture in the asset purchase agreement with Cumberland shall have been true and correct as of the date made and as of the closing date;

                       o the joint venture shall have performed and complied in all material respects with all covenants made by it;

                       o the joint venture shall have obtained the required Material Consents and Required Consents, as those terms are respectively defined in the asset purchase agreement with Cumberland;

                       o no judgment, decree, order or other legal prohibition having the force of law shall be in effect on the closing date that would prevent or make unlawful the closing;

                       o the joint venture shall have furnished to Cumberland certain required certificates, bills of sale, assignments, assumptions, consents and other agreements;

                       o the joint venture shall have obtained any and all necessary partner consents, which includes the consent of limited partners of Enstar 5A;

                       o there shall have been no material adverse change in the business, financial condition or prospects of the Cumberland system since the date of the asset purchase agreement with Cumberland;

                       o the joint venture shall have satisfied various other operational obligations on or before the closing date with respect to the Cumberland system; and

                       o other closing conditions that are customary in the industry.

         o THE MISSOURI SALE. The terms and conditions of the Missouri Sale are summarized below. The Missouri Sale will be accounted for using the purchase method of accounting. For more information, please see "Special Factors -- The Telecommunications Purchase Agreement" on pages 42-48.

                  THE SALE PRICE. Telecommunications will acquire the cable television assets of ten partnerships managed by the corporate general partner, of which the Missouri system is a part. Telecommunications will pay a total purchase price of approximately $15,291,209 (subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions) for all of the cable television assets, with approximately $502,800 to be paid to the joint venture for the Missouri system, subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions. The allocation of the aggregate purchase price to the Missouri system was determined from the bid received from Telecommunications for the Missouri system, based on a sale price of $599 per subscriber.

                  SALE PRICE ADJUSTMENTS. The sale price to be paid to the joint venture is subject to customary working capital closing adjustments. In addition, Telecommunications assigned a prescribed target number of subscribers at closing for the Missouri system. This target number was 839, and any shortfall in that target number for the Missouri system will result in the sale price being reduced by $599 per shortfall subscriber. At October 31, 2002, the Missouri system had approximately 825 basic subscribers. In addition, Telecommunications will deposit $500,000 of the purchase price in escrow to provide funds for the payment of any indemnification to which Telecommunications may be entitled arising after the closing when claims exceed $100,000, $24,580 of which will be the joint venture's portion of the purchase price placed in escrow. Total indemnification claims may not exceed $1,600,000. Accordingly, the joint venture will not receive the full purchase price at closing. For more information, please see "Special Factors -- The Telecommunications Purchase Agreement" on pages 42-48.

                  CLOSING CONDITIONS. The closing of the Missouri Sale is subject to several conditions any or all of which may be waived, which include:

                       o each representation and warranty made by the sellers in the asset purchase agreement with Telecommunications shall have been materially true and correct as of the date made and the closing date;

                       o the sellers shall have performed and complied with all covenants made by them;

                       o the sellers shall have obtained the required Material Consents, as that term is defined in the asset purchase agreement with Telecommunications;

                       o no judgment, decree, order or other legal prohibition having the force of law shall be in effect on the closing date that would prevent or make the closing unlawful;

                       o each of the sellers shall have furnished to Telecommunications certain required certificates, bills of sale, assignments, assumptions, consents and other agreements;

                       o each of the sellers shall have obtained any and all necessary partner consents, which includes the consent of limited partners of Enstar 5A; and

                       o there shall have been no material adverse changes in the business, financial condition or prospects of the systems since the date of the asset purchase agreement with Telecommunications.

         o DISSOLUTION AND LIQUIDATION OF THE JOINT VENTURE. Under the Liquidation Plan, the joint venture will dissolve and, as part of the winding-up process of the joint venture, Enstar 5B and Enstar 5A, as the general partners of the joint venture, will sell or otherwise dispose of any remaining assets of the joint venture, and pay off the joint venture's debts and obligations, including paying or providing for the payment of the expenses of the Access Sale, the Cumberland Sale and the Missouri Sale. As part of the dissolution, the general partners of the joint venture will cause the joint venture to make one or more liquidating distributions to themselves of the partnership's remaining assets, in accordance with the partnership agreement. We currently estimate that pre-tax liquidating distributions from the Access Sale, the Cumberland Sale and the Missouri Sale to Enstar 5B, as a general partner of the joint venture, will total approximately $7,313,850, after estimated closing adjustments and closing and liquidation expenses. Enstar 5A, as the other 50% general partner of the joint venture, will receive an equal liquidating distribution. For more information, please see "Special Factors -- Liquidation of the Joint Venture" on page 51.

         o DISSOLUTION AND LIQUIDATION OF ENSTAR 5B. Upon termination of the joint venture, Enstar 5B will dissolve, liquidate and terminate. As part of the dissolution and termination, Enstar 5B will pay its remaining debts and obligations. The corporate general partner will make one or more liquidating distributions to itself, the individual general partner and the unitholders of the partnership's remaining assets, in accordance with the partnership agreement. We currently estimate that pre-tax liquidating distributions to the unitholders in respect of the Access Sale, the Cumberland Sale and the Missouri Sale will total approximately $119 per unit, after estimated closing adjustments, taxes and closing and liquidation expenses. The corporate general partner and the individual general partner will collectively receive a liquidating distribution of approximately $71,745 in the aggregate in respect of the Access Sale, the Cumberland Sale and the Missouri Sale.

         We presently expect that the Access Sale will close on or before March 31, 2003, that the Cumberland Sale will close on or before February 28, 2003 and that the Missouri Sale will close on or before June 30, 2003. The joint venture will not be terminated until after the Missouri Sale. We anticipate making the initial liquidating distribution approximately 90 days after the closing of the Access Sale and the Cumberland Sale. We also expect that after required closing adjustments are completed and escrow proceeds are released (which we expect to occur approximately 13 months after the closing of the Missouri Sale), final liquidating distributions would be made of any remaining funds. For more information, please see "Special Factors -- Use of Proceeds and Cash Distributions" on pages 48-50, and "-- Liquidation of Enstar 5B" on pages 51-52.

         o DETERMINATION OF THE SALE PRICES. During the more than two-year period during which we sought purchasers for the system we ultimately concluded that Access, Cumberland and Telecommunications offered the best available transactions to sell the system. The offers of each of these three buyers were obtained through a broadly based solicitation process, in which an experienced cable television industry broker marketed the Enstar systems and the cable television systems of the other affiliated limited partnerships to what we and the other Filing Persons believe was fairly representative of the universe of possible purchasers. The process was also confidential: neither the broker, Access, Cumberland, Telecommunications nor any other bidder knew the prices or other terms of the other bidders' offers, and the corporate general partner of Enstar 5B did not know the contents of any bid, until all the bids were received and the deadline for the submission of bids had passed. We and the other Filing Persons believe that this process acted as a comprehensive "market check" that enabled the general partner to objectively determine the present range of market values for the system and obtain what the corporate general partner and the other Filing Persons believe to be the best transactions currently available in the market.

         Based on the foregoing, we and the other Filing Persons have concluded that approval of the Liquidation Plan is in the best interests of Enstar 5B and the unitholders. For more information, please see "Special Factors--Background, Purpose and Reasons for the Access Sale, the Cumberland Sale and the Missouri Sale" on pages 18-20, "-- Best Available Transaction" on pages 23-27 and "-- Recommendation of the Corporate General Partner and other Filing Persons" on pages 28-29.

         o   REQUIRED VOTE. The Liquidation Plan must be approved by the
holders of a majority of the units outstanding on the Record Date (       ,
                                                                   -------
2002). None of the unitholders is an affiliate of Enstar 5B, the corporate general partner, any other Filing Person or an affiliate of any of them. In addition, the partnership agreement of the joint venture requires the approval of both of its general partners, Enstar 5B and Enstar 5A, in order for the Access Sale, the Cumberland Sale, the Missouri Sale and the Joint Venture Liquidation to occur. Therefore, the Liquidation Plan will not become effective unless the Access Sale, the Cumberland Sale, the Missouri Sale and the Joint Venture Liquidation also are approved by a majority-in-interest of the limited partners of Enstar 5A. For more information, please see "Voting Procedures" on pages 62-63.

         o VOTING PROCEDURES. Please see "Voting Procedures" on pages 62-63 for instructions on how and when to return your consent card, voting deadlines and changing your vote.

              QUESTIONS AND ANSWERS ABOUT THE LIQUIDATION PLAN

Q:       WHY IS THE SALE OF THE ENSTAR SYSTEM BEING PROPOSED?

A:       We believe that now is the appropriate time, and it is in the best interests of the unitholders, to sell the system and liquidate Enstar 5B because:

     o the system continues to face significant competition from direct broadcast satellite ("DBS") operators;

     o we estimate that upgrading the system would cost approximately $20.6 million to $24.8 million in order to offer services comparable to those offered by competing DBS operators, which we believe cannot be viably supported by the partnership's potential revenues and operating income;

     o we believe that if the system is not upgraded to be competitive with DBS operators, the joint venture will continue to lose subscribers and revenues and the operating income of the joint venture will continue to decline, as will the system's market value; and

     o we believe that the available alternatives to the Liquidation Plan are not prudent. For more information, please see "Special Factors--Background, Purpose and Reasons for the Access Sale, the Cumberland Sale and the Missouri Sale" on pages 18-20; "--Best Available Transaction" on pages 23-27; "--Recommendation of the Corporate General Partner and the other Filing Persons" on pages 28-29; and "--Consequences of Failure to Approve the Liquidation Plan" on pages 50-51.

Q:       HOW WAS THE ENSTAR SYSTEM MARKETED?

A:       The system originally was marketed on a combined basis with the cable television systems of 13 other affiliated Enstar partnerships. The bidding process for the system was conducted by Daniels & Associates, L.P., a prominent business broker with extensive expertise in the cable and telecommunications industry. The broker marketed the partnership's cable television systems, as well as the cable systems of the other affiliated Enstar partnerships, to third parties whom Daniel & Associates, L.P. identified as being likely to have an interest in acquiring the systems. Ultimately, this process, which took over two years, resulted in our conclusion that Access, Cumberland and Telecommunications offered the best available transaction for the sale of the joint venture's system. For more information, please see "Special Factors--Background, Purpose and Reasons for the Access Sale, the Cumberland Sale and the Missouri Sale" on pages 18-20.

Q:       WHY ARE WE PROPOSING THAT THE JOINT VENTURE DISSOLVE?

A:       Access, Cumberland and Telecommunications have agreed to purchase separate portions of the system which collectively consist of all of the joint venture's cable television system assets. Consequently, after the Access Sale, the Cumberland Sale and the Missouri Sale, the joint venture will have no cable television system assets. The joint venture will no longer be able to fulfill its partnership purpose, which is to own and operate cable television systems. Therefore, the joint venture will dissolve after completing the Access Sale, the Cumberland Sale and the Missouri Sale, paying its debts and distributing the balance of the proceeds to its general partners. For more information, please see "--Liquidation of the Joint Venture" on page 51.

Q:       WHY IS ENSTAR 5B DISSOLVING?

A:       All of the cable television assets of Enstar 5B are owned through the joint venture. As part of the Liquidation Plan, the joint venture will dispose of its assets, dissolve and terminate and make liquidating distributions to Enstar 5B and Enstar 5A, the general partners of the joint venture. Consequently, after the dissolution and winding up of the joint venture, Enstar 5B will not have any cable television system assets, and will no longer be able to fulfill its partnership purpose, which is to own and operate cable television systems. Therefore, Enstar 5B will dissolve after completing the termination of the joint venture, paying its debts and distributing remaining assets to its partners. For more information, please see "Special Factors--Liquidation of Enstar 5B" on pages 51-52.

Q:       WHAT WILL I RECEIVE AS A RESULT OF THE LIQUIDATION PLAN?

A:       You will receive one or more distributions of your share of Enstar
5B's allocable share of the distributions made by the joint venture from the net sale proceeds, which we presently estimate will total approximately $119 per unit in respect of the Access Sale, the Cumberland Sale and the Missouri Sale, after estimated adjustments and expenses. The units were initially issued at a price of $250 per unit and, since such initial issuance, Enstar 5B has made aggregate cash distributions to the unitholders of $31.42 per unit. For more information, please see "Special Factors--Use of Proceeds and Cash Distributions" on pages 48-50.

Q:       WHAT WILL MY TOTAL DISTRIBUTIONS BE IF THE LIQUIDATION PLAN IS NOT
COMPLETED?

A:       If the Liquidation Plan is not completed, the partnership will re-examine its ability to pay distributions on a quarterly basis. We cannot assure you that future distributions will be made, or if made, when or in what amounts. Apart from the general requirement that cash distributions be made from available cash flow, after expenses, there are no restrictions on the partnership's current or future ability to make distributions. No quarterly distributions have been made since 1990. For more information, please see "Special Factors -- Consequences of Failure to Approve the Liquidation Plan" on pages 50-51 and "--Effects of the Transaction -- on the Joint Venture" on page 22.

Q:       WHAT BENEFITS WILL ENSTAR COMMUNICATIONS, THE CORPORATE GENERAL
PARTNER, RECEIVE IF THE LIQUIDATION PLAN IS COMPLETED?

A:       If the Liquidation Plan is completed, Enstar Communications and the individual general partner will receive distributions of their allocable share of the net proceeds thereof. We presently estimate the proceeds of the Access Sale, the Cumberland Sale and the Missouri Sale will total approximately $11,148,400 in the aggregate. We will receive approximately $650,200 in repayment of deferred management fees owed to us and our affiliates by Enstar 5B. In addition, we will receive approximately $1,283,900 in repayment of other obligations owed to us by Enstar 5B. For more information, please see "Special Factors -- Use of Proceeds and Cash Distributions" on pages 48-50 and "-- Conflicts of Interest" on page 30.

Q:       WHAT ARE THE DISADVANTAGES TO ENSTAR 5B, THE UNITHOLDERS AND THE
GENERAL PARTNERS OF COMPLETING THE LIQUIDATION PLAN?

A:       The primary disadvantage to Enstar 5B, the unitholders, the corporate general partner and the individual general partner is that they will not benefit from possible improvements in economic and market conditions, if any, which might produce increased revenues and operating income for the joint venture and possibly increase the sale price of the system in the future. This risk exists regardless of whether the system is sold to Access, Cumberland or Telecommunications, or to another party. For more information, please see "Special Factors -- Disadvantages of the Liquidation Plan" on page 50, "-- Effects of the Transaction -- On
Enstar 5B" on pages 21-22, and "-- Effects of the Transaction -- On the Unitholders" on page 22.

Q:       WHAT ARE THE CONSEQUENCES TO ENSTAR 5B, THE UNITHOLDERS AND THE
GENERAL PARTNERS IF THE LIQUIDATION PLAN IS NOT CONSUMMATED?

A:       If the Liquidation Plan is not completed, Enstar 5B will continue to own and operate, through its interest in the joint venture, the entire system for an indefinite period of time. We cannot assure you that Enstar 5B ever will be in a position to make any further distributions to the unitholders. Further, if the Liquidation Plan is not approved, we believe the system will continue to face significant competition, and will lose subscribers at an accelerated rate. In our view, unless the joint venture makes substantial investments, at an estimated cost of approximately $20.6 million to $24.8 million, to upgrade the system's plant in order to deploy broadband technology, the system will not be able to offer the quality and quantity of services that will be needed for the joint venture to compete in its markets. Further, we believe that even if those investments were made, the joint venture would not be able to continue to operate profitably or to recoup those costs within the remaining terms of its key existing franchises, which could be lost at any time. The inability of the joint venture to operate profitably would prevent Enstar 5B from continuing its operations. We also cannot assure you that a future sale of the system would be on terms equal to or more favorable than those offered by Access, Cumberland and Telecommunications. For more information, please see "Special Factors -- Consequences of Failure to Approve the Liquidation Plan" on pages 50-51; "-- Effects of the Transaction -- On Enstar 5B" on pages 21-22; and "-- Effects of the Transaction -- On the Unitholders" on pages 21-22.

Q:       WHEN DO YOU EXPECT THE LIQUIDATION PLAN TO BE COMPLETED?

A:       We are working towards completing the Access Sale, the Cumberland Sale, the Missouri Sale and the other components of the Liquidation Plan as quickly as possible. The partnership agreement of the joint venture requires the approval of both general partners, Enstar 5B and Enstar 5A, in order for the Access Sale, the Cumberland Sale, the Missouri Sale and the Joint
Venture Liquidation to occur. Therefore, the Liquidation Plan cannot be completed unless those transactions also are approved by a majority-in-interest of the limited partners of Enstar 5A. We are in the process of seeking the approval of a majority-in-interest of the limited partners of Enstar 5A. Although we cannot predict exactly when these approvals will be received, we hope to complete the Access Sale, the Cumberland Sale, the Missouri Sale and the Liquidation Plan on or before June 30, 2003. For more information, please see "Special Factors -- The
Access Purchase Agreement" on pages 31-36, "--The Cumberland Purchase
Agreement" on pages 36-42, "--The Telecommunications Purchase Agreement" on pages 42-48 and "Approval of the Liquidation Plan by Enstar 5A" on page 51.

Q:       WILL I OWE ANY FEDERAL INCOME TAXES AS A RESULT OF THE LIQUIDATION
PLAN?

A:       In general, you will recognize a gain or loss for federal income tax purposes as a result of the Liquidation Plan. TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES TO YOU OF THE LIQUIDATION PLAN MAY DEPEND ON THE FACTS OF YOUR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR
TO UNDERSTAND FULLY BOTH THE FEDERAL AND STATE TAX CONSEQUENCES TO YOU OF
THE LIQUIDATION PLAN. For more information, please see "Special Factors -- Federal Income Tax Consequences of the Liquidation Plan" on pages 52-54.

Q:       WHAT DO I DO TO VOTE MY ENSTAR 5B UNITS?

A:       In order to vote your units either to approve, disapprove or abstain from the Liquidation Plan, you must mark the appropriate box on the enclosed consent card, sign and date the consent card and return it in the enclosed self-addressed envelope to the soliciting agent, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005. If you sign and send the consent card, but do not indicate your vote as to the Liquidation Plan, your consent card will be treated as voting to APPROVE the Liquidation Plan. If you vote to ABSTAIN as to the Liquidation Plan, the effect will be the same as if you voted to DISAPPROVE the Liquidation Plan. If you fail to send in your consent card, the effect will be the same as if you voted to DISAPPROVE the Liquidation Plan. Your consent card must be received by the soliciting agent before 5:00 p.m., New York City time, on the earlier of (1) the date on which the consents of the holders of a majority of the units entitled to consent are received by us or the soliciting agent; or (2) _________, 2002 (or, if we extend the Solicitation Period, at any time before 5:00 p.m., New York City time, on the expiration date of the extended Solicitation Period).

Q:       MAY I CHANGE MY VOTE AFTER I MAIL MY UNITHOLDER CONSENT CARD?

A:       Yes. You may change your vote at any time before 5:00 p.m., New York
City time, on the earlier of (1) the date on which the consents of the holders of a majority of the units entitled to consent are received by us or the
soliciting agent; or (2)           , 2002 (or, if the Solicitation Period is
                         ----------
extended by the general partner, at any time before 5:00 p.m., New York City time, on the expiration date of the extended Solicitation Period). You can change your vote in one of two ways. First, you can send a written notice dated later than your consent card stating that you would like to revoke or change your vote. Second, you can complete and submit a new consent card dated later than your original consent card. If you choose either of these two methods, you must submit your notice of revocation or new consent card to the soliciting agent, D.F. King & Co., Inc., 77 Water Street, New York,
New York 10005. If you instructed a broker to vote your units, you must follow your broker's directions for changing those instructions. TO BE EFFECTIVE, YOUR NOTICE OF REVOCATION OR NEW CONSENT CARD MUST BE RECEIVED BEFORE THE END OF THE SOLICITATION PERIOD OR EXTENDED SOLICITATION PERIOD,
AS THE CASE MAY BE.

Q:       DO UNITHOLDERS HAVE APPRAISAL OR OTHER SIMILAR RIGHTS?

A:       Under the partnership agreement and applicable state law, unitholders are not entitled to dissenters' appraisal or other similar rights that, if they were available, would allow unitholders who dissent from the Liquidation
Plan to receive payments of the appraised value of their units in lieu of the liquidating distributions. We presently estimate that liquidating distributions will aggregate approximately $119 per unit in respect of the Access Sale, Cumberland Sale and the Missouri Sale, after estimated closing adjustments and expenses, taxes and liquidation expenses. For more information, please see "Special Factors -- No Appraisal Rights" on page 54.

                     WHO CAN HELP ANSWER YOUR QUESTIONS

         If you have more questions about the Liquidation Plan, you should contact:

                  Enstar Income/Growth Program Five-B, L.P.
                  c/o Enstar Communications Corporation
                  12405 Powerscourt Drive
                  St. Louis, Missouri 63131
                  Attention: Partnership Relations
                  Telephone: (314) 543-2389

         If you would like additional copies of this consent solicitation statement, or a copy of the asset purchase agreements with Access, Cumberland or Telecommunications, or if you have questions about how to complete and return your consent card, you should contact:

                  D.F. King & Co., Inc.
                  77 Water Street
                  New York, New York 10005
                  Banks and Brokers Call Collect: (212) 269-5550
                  All Others Call Toll-Free: (800) 207-2014

                          OWNERSHIP STRUCTURE CHART

         The following diagram illustrates the ownership structure of the joint venture, Enstar 5B, Enstar Communications and the other Filing Persons. For more information, please see "Identity and Background of Certain Persons," on pages 56-62.

                          ----------------------------
                          Charter Communications, Inc.
                          ----------------------------
                                       |
                                       |
                                       |
                         ------------------------------
                         Charter Communications Holding
                                  Company, LLC
                         ------------------------------
                                       |
                                       |
                                       |
 -------------------          ---------------------          -------------------
 Limited Partners of          Enstar Communications          Limited Partners of
      Enstar 5B                    Corporation                    Enstar 5A
 -------------------          ---------------------          -------------------
          |                 /                      \                  |
          |                /                        \                 |
          |               /                          \                |
         99%           1/2%                           1/2%           99%
       Limited       General                        General        Limited
       Partner       Partner                        Partner        Partner
      Interest*     Interest*                      Interest*      Interest*
          |           /                                  \            |
          |          /                                    \           |
          |         /                                      \          |
--------------------          --------------------          --------------------
Enstar Income/Growth  --------Robert T. Graff, Jr.--------  Enstar Income/Growth
Program Five-B, L.P.          --------------------          Program Five-A, L.P.
--------------------                                        --------------------
              \                                                 /
               \       1/2%                           1/2%     /
                \    General                        General   /
                 \   Partner                        Partner  /
                  \ Interest*                      Interest*/
                   \                                       /
                    \                                     /
                50%  \                                   /   50%
              General \                                 /  General
              Partner  \                               /   Partner
             Interest   \                             /   Interest
                       ---------------------------------
                       Enstar Cable of Cumberland Valley
                       ---------------------------------

-------------
* Earnings and losses have been allocated 99% to the limited partners and 1% to the general partners of Enstar 5B and Enstar 5A. The general partners of Enstar 5B and Enstar 5A do not own units of partnership interests in Enstar 5B or Enstar 5A, respectively, but rather hold a profits interest in the income, losses and distributions of the partnership.

                       SELECTED FINANCIAL INFORMATION

         The following table presents selected financial information for the partnership and the joint venture at the dates and for the periods indicated. The financial information as of December 31, 1997, 1998, 1999, 2000 and 2001 and for the years then ended was derived from the audited financial statements of the partnership and the joint venture, as applicable. The unaudited selected financial information of the partnership and the joint venture as of and for the nine months then ended September 30, 2002 reflects all adjustments which are, in the opinion of management, necessary for a fair presentation and of a normal recurring nature. Results for the nine months ended September 30, 2002 do not necessarily indicate results to be expected for the entire year. You should read this financial information in conjunction with the financial statements of the partnership and the joint venture, and the related notes, and "Management's Discussion and Analysis or Plan of Operation," included in Enstar 5B's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission.

                                            ENSTAR INCOME/GROWTH PROGRAM FIVE-B, L.P.
                                 Nine Months
                                    Ended                                        Year Ended December 31,
                                  September         -----------------------------------------------------------------------------
                                   30, 2002            2001              2000              1999            1998            1997
                                 -----------        ----------        ----------       ----------       ---------      ----------
                                 (Unaudited)
STATEMENT OF
  OPERATIONS DATA:
    Operating expenses           $   48,300         $   61,000        $  102,400       $   41,600       $  23,300      $   29,900
    Interest expense                     --                 --                --              200           2,500           2,900
    Equity in net income
      (loss) of joint
      venture                       153,200             62,200           285,600          199,200         272,000         (41,100)
    Net income (loss)               104,900              1,200           183,200          157,400         246,200         (73,900)
    Net income (loss) per
      unit of limited
      partnership interest       $     1.74         $     0.02        $     3.03       $     2.60       $    4.07      $    (1.22)

OTHER OPERATING DATA:
    Net cash used in
      operating activities       $  (18,500)        $   (3,500)       $  (14,700)      $  (44,900)      $ (31,700)     $  (31,100)
    Net cash from
      financing activities           75,000                 --                --           64,000          28,500          30,000

BALANCE SHEET DATA
  (AT PERIOD END):
    Total assets                 $5,085,200         $4,950,500        $4,891,800       $4,620,900      $4,446,600      $4,226,300
    General Partners'
      deficit                        75,000             76,000            76,000           77,800          79,400          81,900
    Limited Partners'
      capital                     4,979,400          4,875,500         4,874,300        4,692,900       4,537,100       4,293,400

                                                 ENSTAR CABLE OF CUMBERLAND VALLEY
                                 Nine Months
                                    Ended                                        Year Ended December 31,
                                  September         -----------------------------------------------------------------------------
                                   30, 2002            2001              2000             1999            1998            1997
                                 -----------        ----------        ----------       ----------       ---------      ----------
                                 (Unaudited)
STATEMENT OF
  OPERATIONS DATA:

    Revenues                    $ 4,779,700         $ 6,587,400       $ 6,539,500      $ 6,780,200      $ 7,075,400    $ 7,217,900
    Operating expenses            3,213,200           4,583,700         4,116,600        4,413,500        4,018,600      4,127,100
    Depreciation and
      amortization                1,307,800           1,897,200         1,841,400        1,824,500        2,085,200      2,672,700
    Operating income                258,700             106,500           581,500          542,200          971,600        418,100
    Interest income                  47,800              90,200            43,900           37,600           45,300         78,300
    Interest expense                     --               3,400            45,200          181,400          257,300        578,600
    Casualty loss                        --                  --                --               --          215,600             --
    Other expense                        --              68,900             9,000               --               --             --
    Net income                      306,500             124,400           571,200          398,400          544,000        (82,200)
    Distributions paid
      to venturers                       --                  --                --          128,000           57,000         60,000

OTHER OPERATING DATA:
    Net cash from
      operating activities      $ 2,710,000         $ 2,924,500       $ 1,820,100      $ 2,162,800      $ 2,890,500    $ 2,939,300
    Net cash used in
      investing activities       (1,772,700)           (856,600)         (567,800)        (570,100)      (1,794,300)      (622,200)
    Net cash used in
      financing activities         (150,100)                 --                --       (1,128,000)      (1,661,800)    (3,661,000)
    EBITDA (1)
      (unaudited)                 1,566,500           1,934,800         2,413,900        2,366,700        3,056,800      3,090,800
    EBITDA as a percentage
      of revenues
      (unaudited)                      32.8%               29.4%             36.9%            34.9%            43.2%          42.8%
    Total debt to EBITDA
      (unaudited)                        --                  --                --               --             0.3x           0.8x
    Capital expenditures          1,770,200             818,400           547,600          558,600        1,768,700        610,800

BALANCE SHEET DATA (AT
  PERIOD END)
    Total assets                $12,596,100         $11,317,400       $10,655,600      $10,521,800      $11,229,800    $12,392,100
    Total debt                           --                  --                --               --        1,000,000      2,600,000
    Venturers' capital           10,055,300           9,898,800         9,774,400        9,203,200        8,932,800      8,445,800

-------------
(1) EBITDA represents earnings before interest, income taxes, depreciation and amortization. EBITDA is presented because it is widely accepted financial indicator of a cable company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating, investing or financing activities, as determined in accordance with generally accepted accounting principles (GAAP). EBITDA should also not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, because EBITDA may not be calculated consistently by all companies, the presentation here in may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by EBITDA may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties.

SPECIAL FACTORS

GENERAL

         Enstar 5B was formed in September 1986 to acquire, construct, improve, develop and operate cable television systems in various rural locations in the United States. The partnership was formed with an initial capital contribution of $1,100 comprising $1,000 from the corporate general partner and $100 from the initial limited partner. Sale of interests in the partnership began in January 1987, and the initial closing took place in August 1987. Limited partnership units were sold at a price of $250 per unit. The partnership continued to raise capital until $15,000,000 (the offering maximum) was raised in December 1987. In November 1999, the corporate general partner became an indirect controlled subsidiary of Charter Communications, Inc., the nation's fourth largest cable operator, serving approximately 6.7 million subscribers. The corporate general partner is responsible for the day-to-day management of Enstar 5B and its operations.

         Through the joint venture, Enstar 5B is currently engaged in the ownership and operation of cable television systems serving an aggregate of approximately 13,300 basic subscribers at September 30, 2002 in and around the communities of Monticello, Whitley City, Liberty, Cumberland,
Greensburg, Williamsburg, Hustonville/Moreland and Russell Springs, Kentucky, Jellico, Tennessee and Pomme de Terre, Missouri.

         All of Enstar 5B's cable television business operations are conducted through the partnership's participation as a co-general partner with a 50% ownership interest in the joint venture. The other general partner in the joint venture, Enstar 5A, also is a limited partnership sponsored by the corporate general partner. Limited partnership units of Enstar 5A were sold simultaneously with the offering of units in the partnership, raising capital of $15,000,000 (the offering maximum) in July 1987. The joint venture was formed in order to enable each of its partners to participate in the acquisition and ownership of a more diverse pool of systems by combining certain of its financial resources.

BACKGROUND, PURPOSE AND REASONS FOR THE ACCESS SALE, THE CUMBERLAND SALE AND
       THE MISSOURI SALE

PURPOSE

         Enstar 5B's and the corporate general partner's purpose in proposing the Liquidation Plan is to avoid (1) the likelihood that unless substantial and highly costly technological improvements and upgrades are made to the system's plant, the joint venture will be unable to compete effectively in its market and will continue to lose subscribers to its direct broadcast satellite, or DBS, competitors; (2) the likelihood that if the joint venture were to make the significant expenditures needed to compete effectively with DBS providers, its future revenues would not be sufficient to allow the joint venture to continue to operate profitably; and
(3) the risk that the joint venture might not have sufficient subscriber loyalty to retain (let alone expand) its subscriber base in the face of the existing and expected future competition -- in particular DBS.

REASONS

         We believe that the capital expenditures for upgrades to the system's plant that would be necessary to enable the joint venture to retain subscribers and offer services comparable or superior to those now offered by its competitors would prevent the joint venture -- as a small, rural, "stand-alone," cable system -- from operating profitably, under its franchises that cover the largest numbers of subscribers (namely, in its McCreary County, Monticello and Wayne County, Kentucky franchises, which are currently expired, and its Whitley County, Kentucky service area, for which no franchise was issued). The communities with expired franchise agreements require additional programming in order to renew the expired franchises, which can only be provided by upgrading the systems. Our inability to upgrade these systems due to financial constraints impedes our ability to renew these franchises. Although we continue to operate under the expired franchise agreements in these communities, we could lose these franchises at any time.

         The joint venture's system faces significant competition from DBS operators. In the geographic areas served by the system, these competing DBS operators currently offer, on an all-digital basis, more programming channels, features and services than does the partnership's system. The system has steadily lost subscribers over the past several years, declining from approximately 17,000 basic subscribers at December 31, 1997, to approximately 13,300 basic subscribers at September 30, 2002, which we believe is largely attributable to competition from DBS. The DBS operators with which Enstar 5B competes offer over 200 channels of digital programming. In contrast, the Enstar system currently offers only 36 to 40 channels of analog programming.

         As we have experienced, and as is widely recognized in the cable and telecommunications industry, customers increasingly are purchasing high quality video programming, high-speed Internet access and, in some markets, telephone service as bundled services from a single provider. This trend is being driven by rapid advances in so-called "broadband" technology, which generally refers to the capacity of the cable infrastructure to deliver video, voice and high-speed data transmission. These recent advances in broadband technology enable traditional cable television providers, as well as DBS operators, telephone and other utilities, and emerging wireline and wireless competitors, to provide a single source of digital and interactive video programming on hundreds of channels, Internet access and telephone service.

         DBS operators, which often can provide over 200 digital programming channels and are now acquiring two-way capability, are in our view the most formidable competitors to traditional cable operators, and in particular, to Enstar 5B. For video services, DBS has existed as an alternative to cable television for many years and, unlike providers of certain other emerging technologies, has become a viable and successful competitor to cable nationwide. The National Cable and Telecommunications Association reported that in March 2001, approximately 23% of multichannel video subscribers obtained service from a source other than a traditional cable operator, and that nearly 18% of those subscribers obtained service from DBS operators.

         DBS's market share is attributable to a number of factors. For example, because satellite transmission is digital, DBS has always offered digital programming, with picture and sound quality superior to analog cable service, and far more channels than cable. Traditional cable operators, in contrast, have typically needed to upgrade or rebuild their systems, often at substantial cost, in order to add the bandwidth necessary to carry digital and interactive programming. Also, according to the Federal Communications Commission, former drawbacks to DBS are being remedied. For example, DBS operators now transmit local broadcast stations, which in the past were not available through DBS. Additionally, in an effort to compete with cable, DBS operators have generally decreased their once high equipment and installation charges, and monthly DBS subscription rates are typically lower than cable rates.

         For these reasons, and particularly the fact that local DBS operators offer more services than does Enstar 5B's system, we expect that the system will continue to face significant competition from DBS, and may continue to lose customers. Moreover, we do not expect Enstar 5B's competitive position to improve, particularly since we estimate the cost of upgrading the system to two-way capability in order to be able to offer high-speed internet service or video services comparable to those available from DBS would be approximately $20.6 million (for an upgrade to 550 megahertz (MHz) capacity) to $24.8 million (for an upgrade to 870 MHz capacity).

ALTERNATIVES TO LIQUIDATION PLAN NOT PRUDENT

         In addition to the Liquidation Plan, the corporate general partner considered the following alternatives when reaching its conclusion that the Liquidation Plan would be in the unitholders' best interest:

         CONTINUATION OF THE OWNERSHIP AND OPERATION OF ENSTAR 5B, THE JOINT VENTURE AND OF THE SYSTEM. This alternative is being made available to the unitholders through this consent solicitation statement. If the unitholders desire to continue the partnership's ownership and the corporate general partner's operation of the joint venture and the system they may vote to "disapprove" the Liquidation Plan. In our view, the continued ownership and operation of the system could be on either of two bases: (a) the continued operation of the system in its present condition, in which case, for the reasons discussed above, we do not believe the joint venture would be able to compete with DBS and other more technologically advanced providers and, accordingly, would continue to lose subscribers; or (b) the investment of between approximately $20.6 million to $24.8 million for the system upgrades we estimate would be necessary for the partnership to offer services comparable to those of its DBS and other significant competitors. However, as noted above, based on our projections, and even after taking into account the additional services the system could offer as a result of undertaking those upgrades and thereby obtaining two-way transmission capability (such as interactive programming and high-speed Internet access), the joint venture would not generate sufficient revenues to both make these additional investments and continue to operate profitably. This is largely due to the joint venture's relatively small and declining customer base and the lack of population density in its service area, which limits the potential for customer growth even if enhanced services are offered. In short, we do not believe that the partnership would recoup these costs within the lives of its key franchises, which we could lose at any time as franchises agreements expire and communities explore new alternatives to provide their residents with advanced services. We cannot guarantee you that these or any of the joint venture's existing franchises will be renewed. If the joint venture were to make these substantial investments, which we do not believe could be financed by operating revenues or by third party sources on a basis favorable to the joint venture and its partners, the partnership would likely cease to operate at a profit.

         SALE OF THE ENSTAR SYSTEM TO ANOTHER THIRD PARTY. Based on the other bids received in the "auction" for the system, the corporate general partner has concluded that the proposed sales to Access, Cumberland and Telecommunications represent the best transactions obtainable presently and, in all likelihood, for the foreseeable future. For this reason, it is the corporate general partner's belief that a sale of the system to another third party would almost certainly be at a lower total price than offered by Access, Cumberland and Telecommunications and, therefore, in light of the offers by Access, Cumberland and Telecommunications, not financially advantageous to the unitholders. See "--Best Available Transaction--Sale Process" on pages 23-25.

         Accordingly, in view of the sale prices offered by Access, Cumberland and Telecommunications and the liquidating distributions that we expect to result from the Liquidation Plan, we believe that the alternatives to the Liquidation Plan are not prudent, and that consenting to the Liquidation Plan would be more favorable to the unitholders than would be investing in substantial upgrades to the system, continuing to operate the system in its present condition or selling the system to another third party.

ABILITY TO SELL UNITS

         The units are not listed on any national securities exchange, nor are they quoted on any inter-dealer quotation system, and there is no established trading market for them. Because of this, the liquidity of a unitholder's investment in Enstar 5B has been severely limited. Approving the Liquidation Plan will permit us to make distributions to the unitholders that we believe could not otherwise be made. If the Liquidation Plan is approved, we expect that the liquidating distributions will aggregate approximately $119 per unit in respect of the Access Sale, the Cumberland Sale and the Missouri Sale, after estimated closing adjustments, taxes and closing and liquidation expenses.

EFFECTS OF THE TRANSACTION

ON ENSTAR 5B

         The completion of the Liquidation Plan will, after repayment of Enstar 5B's debts and obligations, result in the distribution of the partnership's remaining net assets to the unitholders and the general partners ratably in proportion to their respective percentage interests in the partnership, and, thereafter, the winding-up and legal dissolution of Enstar 5B. Consequently, the unitholders' equity interest in Enstar 5B will have been extinguished in exchange for the liquidating distributions, and Enstar 5B will thereafter not be a reporting company under the Securities Exchange Act of 1934, as amended. This means, among other things, that Enstar 5B will no longer file, and the unitholders will no longer receive annual reports on Form 10-K, quarterly reports on Form 10-Q or corresponding reports on Form 8-K. As shown in the following table, these filings have cost the partnership an average of $40,700 per year.


                                                        1999            2000            2001          TOTAL
                                                        ----            ----            ----          -----

Audit Fees.....................................        $27,700        $49,700         $24,700       $102,100
Printing and Proxy Solicitation Fees...........          6,700          6,700           6,700         20,000
                                                       -------        -------         -------       --------

Total..........................................        $34,400        $56,400         $31,400       $122,200

Average over 3 years...........................                                                     $ 40,700

For more information, please see "Liquidation Plan Summary -- Dissolution and Liquidation of Enstar 5B" on pages 8-9; "Questions and Answers About the Liquidation Plan -- Why is Enstar 5B Dissolving?" on page 11; "-- What Will I Receive as a Result of the Liquidation Plan?" on page 11; "-- What are the Disadvantages to Enstar 5B, the Unitholders and the General Partners of Completing the Liquidation Plan?" on pages 11-12; "-- What are the Consequences to Enstar 5B, the Unitholders and the General Partners if the Liquidation Plan is Not Consummated?" on page 12; "Selected Financial Information" on pages 16-17; "Special Factors -- Use of Proceeds and Cash Distributions" on pages 48-51; "-- Disadvantages of the Liquidation Plan" on page 50; "-- Consequences of Failure to Approve the Liquidation Plan" on pages 50-51; and "-- Liquidation of Enstar 5B" on pages 51-52.

         The disadvantages to Enstar 5B of completing these transactions will be as set forth under "Questions and Answers About the Liquidation Plan -- What are the Disadvantages to Enstar 5B, the Unitholders and the General Partners of Completing the Liquidation Plan?" on page 11; and "Special Factors -- Disadvantages of the Liquidation Plan" on page 50.

         If these transactions are not completed, the effects on Enstar 5B will be as set forth under "Special Factors -- Consequences of Failure to Approve the Liquidation Plan" on pages 50-51; and "Questions and

Answers About the Liquidation Plan -- What are the Consequences to Enstar 5B, the Unitholders and the General Partners if the Liquidation Plan is Not Consummated?" on page 12.

ON THE UNITHOLDERS

         The effects on the unitholders of completing the Liquidation Plan will be the receipt, upon completion of the Liquidation Plan, of liquidating distributions totaling approximately $119 per unit in respect of the Access Sale, the Cumberland Sale and the Missouri Sale, before applicable taxes. Completion of the Liquidation Plan will, therefore, extinguish the unitholders' interest in the partnership and the system. Depending upon their individual circumstances, unitholders may owe federal and/or state income taxes in respect of those distributions. For more information, please see "-- Federal Income Tax Consequences of the Liquidation Plan" on pages 52-54.

         The disadvantages to the unitholders of completing the Liquidation Plan are discussed under "-- Disadvantages of the Liquidation Plan" on page 50.

         The effects on the unitholders of not completing the Liquidation Plan are discussed under "Questions and Answers About the Liquidation Plan -- What are the Consequences to Enstar 5B, the Unitholders and the General Partners if the Liquidation Plan is Not Consummated?" on page 12; and "Special Factors -- Consequences of Failure to Approve the Liquidation Plan" on pages 50-51.

ON THE JOINT VENTURE

         The completion of the Liquidation Plan will, after repayment of the joint venture's debts and obligations, result in the distribution of the partnership's remaining net assets equally to Enstar 5B and Enstar 5A, as the general partners, and, thereafter, the winding-up and legal dissolution of the joint venture. Consequently, the equity interest in the joint venture held by Enstar 5B will have been extinguished in exchange for the liquidating distributions, and its interest in the joint venture, Enstar 5B's principal asset, will be reduced to cash.

         For more information, please see "Liquidation Plan Summary -- Dissolution and Liquidation of the Joint Venture" on page 8; "Questions and Answers About the Liquidation Plan -- Why is the Joint Venture Dissolving?" on page 11; "-- What Will I Receive as a Result of the Liquidation Plan?" on page 11; "-- What are the Disadvantages to Enstar 5B, the Unitholders and the General Partners of Completing the Liquidation Plan?" on pages 11-12; "-- What are the Consequences to Enstar 5B, the Unitholders and the General Partners if the Liquidation Plan is Not Consummated?" on page 12; "Selected Financial Information" on pages 16-17; "Special Factors -- Use of Proceeds and Cash Distributions" on pages 48-50; "-- Disadvantages of the Liquidation Plan" on page 50; "-- Consequences of Failure to Approve the Liquidation Plan" on pages 50-51; and "-- Liquidation of the Joint Venture" on page 51.

         The disadvantages to Enstar 5B of completing these transactions will be as set forth under "Questions and Answers About the Liquidation Plan -- What are the Disadvantages to Enstar 5B, the Unitholders and the General Partners of Completing the Liquidation Plan?" on pages 11-12; and "Special Factors -- Disadvantages of the Liquidation Plan" on page 50.

         If these transactions are not completed, the effects on Enstar 5B will be as set forth under "Special Factors -- Consequences of Failure to Approve the Liquidation Plan" on pages 50-51; and "Questions and Answers About the Liquidation Plan -- What are the Consequences to Enstar 5B, the Unitholders and the General Partners if the Liquidation Plan is Not Consummated?" on page 12.

ON THE GENERAL PARTNER

         The principal advantages to the corporate general partner of completing the Access Sale, the Cumberland Sale, the Missouri Sale and the Liquidation Plan are its receipt of an estimated liquidating distribution of approximately $71,745 in respect of the Access Sale, the Cumberland Sale and the Missouri Sale, and avoiding the risks of continued operation of the system and managerial responsibility for (1) the estimated investment of $20.6 million to $24.8 million for required comprehensive system upgrades to address competitive disadvantages of the current system, including the need to obtain the financing that would be required, (2) coping with the uncertainty of whether such comprehensive upgrades would improve the system's competitiveness or operating performance, (3) responding to increasing competition from technologically advanced competitors, (4) addressing the uncertain effects of future legislation and regulations, and
(5) responding to continuing rate pressure from DBS operators.

         The principal disadvantages to the corporate general partner of completing the Access Sale, the Cumberland Sale, the Missouri Sale and the Liquidation Plan are the incurring of the above risks as well as the disadvantages discussed under "-- Disadvantages of the Liquidation Plan" on page 50.

BEST AVAILABLE TRANSACTION

SALE PROCESS

         We and the other Filing Persons believe that the process through which offers were solicited for the Enstar system acted as a comprehensive "market check" with respect to the sale price and other terms offered. A "market check" is a process through which a seller of assets or equity interests canvasses or otherwise probes the field of prospective purchasers for the purpose of soliciting and obtaining the highest available purchase price and most favorable terms then obtainable from a willing purchaser.

         In December 1999, the corporate general partner entered into an agreement with Daniels & Associates, L.P. ("Daniels" or the "broker"), a prominent business broker with extensive expertise in the cable and telecommunications industry, to market the partnership's cable television systems, as well as the cable systems of 13 other affiliated Enstar partnerships, to third parties. Over a period of nine months, the broker solicited offers to purchase the joint venture's cable television systems along with the systems of those other affiliated partnerships. Based on its knowledge of the telecommunications industry, cable and telecommunications companies, and its knowledge and experience of those companies' strategic plans and interests, during this period Daniels contacted 45 prospective purchasers that it believed represented virtually all the parties which then would both be potentially interested in such an acquisition and financially capable of completing it, and, based on their responses to those contacts, sent written evaluation materials to 21 of them.

         Four parties conducted due diligence, resulting in an offer from an affiliate of Mediacom Communications Corporation to purchase certain of the cable systems of nine of those affiliated partnerships, including the Enstar system. Under this original offer, Mediacom would have paid to the joint venture a sale price of approximately $27.7 million, subject to various closing and other adjustments. This was a price of $1,900 per subscriber, based on the number of subscribers served by the system at that time.

         However, in June 2000, after several weeks of negotiations and additional due diligence, but before a definitive purchase agreement had been signed, Mediacom orally made a revised offer that substantially reduced the sale price. In response, Daniels again requested written offers from all parties it was aware remained interested in acquiring the systems. Only Mediacom and an affiliate of Gans Multimedia Partnership (none of which are affiliates of any of the Filing Persons) submitted written offers in response to that request. Mediacom's offered sale price, though higher than its oral offer, was substantially lower than its original offer, and the portion of the aggregate sale price payable to the joint venture would have been reduced to approximately $21.8 million, all of which would have been allocable to the joint venture's system. The Gans affiliate, however, submitted a written bid of approximately $101,000,000 for the cable systems of all fourteen Enstar partnerships, of which approximately $25.5 million would have been payable to the joint venture for the system -- substantially higher than Mediacom's revised written offer. The Gans bid also contained terms that the corporate general partner believed were, overall, more favorable to the unitholders and more conducive to completing the transaction than were the terms of Mediacom's offer. No other party bid on the systems at that time, and the parties other than Mediacom that had originally submitted bids had by then withdrawn their bids.

         In late July 2000, after commencing to negotiate a purchase agreement with Gans, the corporate general partner was notified that the broker's New York City office had in the past and currently was representing Gans Multimedia Partnership, the proposed buyer's parent company, in certain equity and mergers and acquisitions financing matters. When the corporate general partner was notified of this potential conflict of interest, it promptly advised all bidders for the systems, who were allowed to withdraw or re-bid. Only Gans re-bid at that time, resubmitting its original bid.

         Subsequently, in August 2000, Gans, the joint venture and the other affiliated sellers entered into a purchase agreement, under which the portion of the purchase price allocated to the joint venture for the system was approximately $25.5 million, or approximately $2,000 per subscriber.

         In February 2001, the corporate general partner and Gans began negotiating an amendment to the Gans purchase agreement that the parties believed was necessary in order for all parties to satisfy their respective closing conditions. However, in April 2001, following a series of discussions and meetings, negotiations between the general partner and Gans reached an impasse, which caused them to determine that they would not be able to agree on those amendments. As a result of this, and of Gans' inability to arrange sufficient financing to close the acquisition, the parties agreed to terminate the purchase agreement.

         The broker then continued to market the joint venture's and the other affiliated partnerships' cable systems, contacting approximately 23 prospective purchasers (based on Daniels' and the corporate general partner's knowledge of the industry) and sending evaluation materials to approximately 8 of them. The broker solicited offers through a bid process. As a result of this process, none of the bidders knew the contents or amount of any other bid. This process produced Access, Cumberland and Telecommunications as the parties that offered the best transactions for the sale of the joint venture's system.

         We negotiated with Access, Cumberland and Telecommunications for the sale of the Enstar system on an arm's-length basis. The joint venture entered into asset purchase agreements with Access, Cumberland and Telecommunications for the sale of portions of the joint venture's assets. The asset purchase agreement with Access, dated as of September 30, 2002, covers the sale to Access of those portions of the system located in Monticello, Whitley City, Liberty, Cumberland, Greensburg, Williamsburg, Hustonville/Moreland, Kentucky and Jellico, Tennessee, for an aggregate sale price of $6,938,400, subject to closing sale price adjustments, an escrow for indemnity claims and transaction costs. The asset purchase agreement with Cumberland, dated as of October 8, 2002, covers the sale to Cumberland of those portions of the system located in Russell Springs, Jamestown and Russell County, Kentucky, for an aggregate sale price of $3,707,200, subject to closing sale price adjustments, an escrow for indemnity claims and transaction costs. The asset purchase agreement with Telecommunications, dated as of November 8, 2002, covers the sale to Telecommunications of cable television systems owned by 12 different limited partnerships managed by the corporate general partner, including that portion of the Enstar system located in Pomme de Terre, Missouri. Telecommunications will purchase the portion of the Enstar

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

system located in Pomme de Terre, Missouri for a sale price of $502,800, subject to closing sale price adjustments, an escrow for indemnity claims and transaction costs. The sale prices offered by Access, Cumberland and Telecommunications for the system represent $650, $1,400 and $599 per subscriber, respectively. Collectively, we estimate that the Access Sale, the Cumberland Sale and the Telecommunications Sale will produce $11,148,400 in cash for the joint venture at closing (subject to the escrows and closing adjustments).

         The market for cable television systems peaked in 2000, and has been on a steady decline since that point. This is best evidenced by the significant slide in the value of publicly traded cable stocks that have declined 21% to 99% from August 2000 to November 2002. This decline in value was due to a number of factors, including a decline in the overall stock market, increased competition from DBS operators and the resulting decrease in the number of cable subscribers, a tightened market for debt for cable television acquisitions, the accounting scandal at cable operator Adelphia Communications Corporation, and poorer than expecting operating results from a number of the public cable companies.

         These issues affected all cable television operators and, in particular, operators of rural cable systems due to increased competition from DBS, as evidenced by the loss of significant numbers of subscribers, and thus the loss of revenues and operating cash flow. Two of the largest operators of rural cable systems, publicly traded Classic Cable and privately held Galaxy Telecom, filed for Chapter 11 bankruptcy protection in late 2001.

         We and the other Filing Persons believe that the "auction" process conducted by Daniels and described above constituted a comprehensive, active "market check" with respect to the sale price and other terms of the sale of the Enstar system. The broker contacted the parties that it believed constituted virtually all prospective purchasers of those cable systems and required all interested parties to submit bids, without knowing the identities of the other bidders or the terms of the other bids. This process enabled the broker to canvass a representative universe consisting of a large number of actual, prospective buyers and to objectively determine the range of current market values of the systems, as given by willing purchasers. In fact, we and the other Filing Persons believe that the "auction" process conducted by the broker is the most effective and accurate means for ensuring that the agreements with Access, Cumberland and Telecommunications are the highest prices and represent the best transactions currently available in the market from a willing buyer.

CONSENT PROCEDURES AND PROCEDURAL SAFEGUARDS

         The Liquidation Plan can take place only if it is consented to by a majority-in-interest of the unitholders, none of whom is an affiliate of Enstar 5B, the corporate general partner, the individual general partner, Access, Cumberland, Telecommunications or any of the other Filing Persons. If a majority-in-interest of the unitholders vote to disapprove the Liquidation Plan (either affirmatively, by failing to vote, or by voting to "abstain"), the Liquidation Plan will not be consummated.

         The corporate general partner did not retain an unaffiliated representative to act on behalf of the unitholders in negotiating the purchase agreements with Access, Cumberland or Telecommunications. However, all three purchase agreements were negotiated by the corporate general partner on an arm's-length basis with three unaffiliated prospective purchasers.

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DETERMINATION OF THE SALE PRICE

         o GENERAL. The offers by Access, Cumberland and Telecommunications of a combined sale price of approximately $11,148,400, in cash, for the Enstar system were the best offers received in respect of the system in the most recent bid solicitation.

         The valuation of a cable television system for purposes of a sale is a highly subjective process, but the sale price will ultimately reflect the future value the purchaser expects to receive from operating the system, offset by future expenditures expected to be required for the systems to remain technologically current and to satisfy franchising authorities. Numerous factors affect this valuation, the most important among them being the physical condition and technical capability of the system; the presence or absence of competitors; the density of households and growth potential of the customer base; and the length of the remaining terms of local franchises and the likelihood that, upon expiration, the franchises will be renewed or extended. Based on our business experience in the cable television industry, we and the other Filing Persons believe that when the Enstar system is measured against these factors, the sale prices offered by Access, Cumberland and Telecommunications, both individually and on a combined basis, are commercially reasonable for small systems with demographics and technological capabilities comparable to the Enstar system.

         o CURRENT MARKET PRICES AND UNSOLICITED OFFERS FOR UNITS. Neither the corporate general partner nor the other Filing Persons based its conclusion that the sale prices offered by Access, Cumberland and Telecommunications for the Enstar system are the best transactions available to the unaffiliated unitholders on a comparison of either the sale prices or the anticipated liquidating distributions to historical or current market prices for units, or to recent unsolicited offers for units. This is principally because neither the general partner nor any of the other Filing Persons believe that the available, published data on secondary market sales of units, or most recent unsolicited, third-party offers for units, provide a reliable or appropriate basis for valuing the system.

         First, there is not and has not been an established market for the units, either on a national securities exchange, an inter-dealer quotation system, over-the-counter or otherwise. Trades in the units have been limited to sporadic transactions in an unregulated, informal secondary market. It is not known whether these trades have been on a fully arm's-length basis, whether the buyers and sellers have each had access to all material information regarding the partnership, its financial condition, the value of its assets and its prospects for the future, or whether such trades have fairly reflected the then-current market value of Enstar 5B and joint venture's assets.

         Second, recent unsolicited offers to purchase units have been made only by a few institutional holders whose intention is believed by the corporate general partner and the other Filing Persons to be to purchase units at a significant discount with a view toward selling them (or their asset equivalent) at a substantially higher price in a subsequent sale or liquidation of the partnership. In light of this, neither the corporate general partner nor any of the other Filing Persons is of the view that the prices offered by these potential buyers of units are fairly indicative of any accurate valuation of the system or appropriate to any evaluation of the sale prices offered for the Enstar system.

         o APPRAISALS AND OPINIONS. We did not obtain any appraisals, reports or opinions regarding the procedural or substantive fairness to the unitholders of the sale prices offered by Access, Cumberland and Telecommunications for the system or the other terms of the Access Sale, the Cumberland Sale or the Missouri Sale. We and the other Filing Persons believe that the process through which offers were solicited for the system, together with the facts that the purchase agreements were negotiated on an arm's-length basis with two unaffiliated prospective purchasers; the bids offered by Access, Cumberland and

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

Telecommunications were the best bids received for the system during the most recent bidding process; provide a sufficient basis for the corporate general partner's and the other Filings Persons' beliefs that the Access Sale, the Cumberland Sale and the Missouri Sale, are the best transactions available to the unitholders.

         o DISCOUNTED CASH FLOW VALUE; GOING CONCERN VALUE. Neither the general partner nor any of the other Filing Persons evaluated either the sale price offered by Access, Cumberland or Telecommunications, or the anticipated liquidating distributions, on a discounted cash flow or "going concern" basis, because current market conditions, including the competition faced by the joint venture and trends in the telecommunications industry generally, are likely to have a substantial adverse effect on the joint venture's ability to maintain its current revenue levels and profitability for the foreseeable future. For this reason, we and the other Filing Persons concluded that valuations that assume a continued, longer term viability or cash flow stream may not be especially predictive with respect to the joint venture and Enstar 5B. As a result, the general partner and the other Filing Persons do not believe that a discounted cash flow or "going concern" valuation of Enstar 5B and the joint venture provide an appropriate basis against which to compare the sale prices offered by Access and Cumberland.

         o OTHER FACTORS. In addition to being, in our opinion, the buyers making the best offers and the best resulting transactions for the sale of the system, the terms proposed by Access, Cumberland and Telecommunications were, in the corporate general partner's and the other Filing Persons' opinion, favorable, overall, to the unitholders. Specifically, as set forth in the purchase agreements with Access, Cumberland and Telecommunications:

             o there is no financing contingency that would make either Access's, Cumberland's or Telecommunications' obligations contingent upon obtaining adequate financing to complete the purchase;

             o Access's and Cumberland's obligations to close are not contingent upon their being satisfied with the results of a continuing due diligence review of the system (although Telecommunications' obligations are contingent on satisfactory completion of its due diligence investigation); and

             o Access's, Cumberland's and Telecommunications' obligations to close are not contingent upon the joint venture obtaining at its own expense a Phase I environmental assessment report confirming that the owned or leased real property included in the assets to be sold to each of Access, Cumberland or Telecommunications, respectively, is free of hazardous materials and contaminants.

         Given the current competitive environment in which the system operates; the fact that costly upgrades are required in order for the joint venture to be able to compete with DBS operators, which currently offer more services than does the joint venture and to which the joint venture historically has lost significant numbers of customers; and the financial risks involved in making the substantial capital investments we believe will be necessary to address those challenges, the corporate general partner and the other Filing Persons concluded that the Liquidation Plan (and the estimated aggregate liquidating distribution of $119 per unit in respect of the Access Sale, the Cumberland Sale and the Missouri Sale) is in the best interests of Enstar 5B and the unitholders.

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

RECOMMENDATION OF THE CORPORATE GENERAL PARTNER AND OTHER FILING PERSONS

         The corporate general partner and the other Filing Persons each believe that the advantages exceed any disadvantages of consummating the Liquidation Plan at this time. Accordingly, the corporate general partner and the other Filing Persons each recommends that the unitholders approve the Liquidation Plan.

         In making this recommendation, the Filing Persons considered the following material factors:

         o If the Liquidation Plan is approved, the joint venture will be able to consummate the Access Sale, the Cumberland Sale and the Missouri Sale for an amount that the corporate general partner and the other Filing Persons believe represents the best available transaction for sale of the assets of the joint venture and upon terms that the general partner and the other Filing Persons believe will entail favorable transaction costs and permit an efficient consummation of the sale. The sales price offered by Access of $6,938,400 for the Access system, the sales price offered by Cumberland of $3,707,200 for the Cumberland system and the sales price offered by Telecommunications of $502,800 for the Missouri system ultimately represent the best proposals for the system resulting from the offering process. Collectively, the Access Sale, the Cumberland Sale and the Missouri Sale will have an aggregate sales price of $11,148,400 in cash for the joint venture, subject to escrows aggregating $357,732 for indemnity claims and closing adjustments.

         o The sale prices were determined through an "auction" process conducted by an independent broker and effected a comprehensive "market check," which supports the general partner's and the other Filing Persons' belief that the aggregate price offered by Access, Cumberland and Telecommunications, collectively and on an individual basis, represents the highest available purchase price for the relevant portions of the Enstar system. The broker, which specializes in the cable television industry, contacted virtually every known prospective buyer of the partnership's system. None of the bidders knew the sale prices or other terms of the other bids until all of the bids were received and opened.

         o The purchase agreements with Access, Cumberland and Telecommunications contain closing conditions that are standard in the industry and were negotiated on an arm's-length basis. Neither Access's nor Cumberland's obligations under either purchase agreement are contingent upon obtaining financing or conducting a satisfactory due diligence review.

         o By selling these portions of its system now, the joint venture and Enstar 5B would significantly reduce the risks inherent in the ownership of cable television systems, particularly small cable systems, including, among other things, the increasing number of entities that provide high quality video programming, Internet and telephony services, particularly DBS operators; the uncertainty of the future effects of legislative and regulatory changes; the rapid technological developments in the cable television and telecommunications industry, which are pressuring cable operators to upgrade their systems and increase their service offerings; the financial difficulties inherent in small cable television systems acquiring the technological infrastructure needed to compete with "broadband" providers of multiple television, Internet and telephony services; increasing costs of obtaining quality programming; and the competitive pressure to maintain rates at a level competitive with DBS operators.

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

         o Because there is no established trading market for the units, the unitholders' ability to sell their units has been and for the foreseeable future will be limited to sporadic sales within an informal secondary market.

         o In order for the Liquidation Plan to be authorized and completed, the holders of a majority of the units (none of whom are affiliates of Enstar 5B, the general partners of the partnership or any of the other Filing Persons) must first approve the Liquidation Plan. In addition, the Access Sale, the Cumberland Sale, the Missouri Sale and the Joint Venture Liquidation must be approved by a majority-in-interest of the limited partners of Enstar 5A.

         o There exists the risk that by selling these portions of the system now, the joint venture, Enstar 5B and the unitholders would not benefit from any increased revenues that might result from an upgrade of the system, or from possible further improvements in economic and market conditions that might increase the sale price of the system. However, neither we nor any of the other Filing Persons believe that a sufficient increase in revenues is likely to result from upgrades, or that in its present condition, the system's sale value is likely to increase. Accordingly, in our and the other Filing Persons' views these potential risks are outweighed by the potential benefits to be realized from the Liquidation Plan.

         After considering the factors discussed in this section, we and the other Filing Persons have determined that the Access Sale, the Cumberland Sale, the Missouri Sale and the Liquidation Plan are the best transactions available to the unitholders, and have determined that approval of the Liquidation Plan would serve the best interests of the unitholders by maximizing the proceeds from a disposition of the system and, consequently, the per-unit liquidating distributions to Enstar 5B's unitholders.

         The information and factors discussed above were considered collectively by the general partner and the other Filing Persons in connection with their reviews of the Access Sale, the Cumberland Sale, the Missouri Sale and the Liquidation Plan. Although they did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching the above determination, added weight was accorded to the following factors: the fact that Access's offer, Cumberland's offer and Telecommunications' offer resulted from an "auction" process, which we believe acted as a comprehensive "market check" to ensure that the highest available price was obtained; the fact that Access, Cumberland and Telecommunications are third party buyers unaffiliated with Enstar 5B, the joint venture or any partners, allowing the parties to negotiate on an arm's-length basis; and the fact that each purchase agreement contains closing conditions and seller's representations and warranties that are standard in the industry and were negotiated on an arm's-length basis with unaffiliated buyers (including the fact that the obligations of Access, Cumberland and Telecommunications under their respective purchase agreement are not contingent upon obtaining adequate financing or upon Access or Cumberland conducting a satisfactory due diligence investigation of the system).

         To the knowledge of the corporate general partner, no executive officer, director or affiliate of Enstar 5B, the general partners of Enstar 5B, the joint venture or any other Filing Person, and no executive officer, director or affiliate of any of them, holds or beneficially owns any units, and none of such persons has made a recommendation either in support of or opposed to the Access Sale, the Cumberland Sale, the Missouri Sale or the Liquidation Plan, other than as set forth in this consent solicitation statement. The corporate general partner's board of directors consists of only one member, who approved the Liquidation Plan and is recommending the Liquidation Plan to the unitholders.

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RELATED PARTY TRANSACTIONS

         Enstar 5B has a management and service agreement (the "Management Agreement") with Enstar Cable Corporation ("Enstar Cable"), a wholly-owned subsidiary of the corporate general partner, for a monthly management fee of 5% of gross revenues from the operations of Enstar 5B. No management fees were paid by Enstar 5B during 2002 and 2001.

         Enstar Cable has entered into an identical agreement with the joint venture, except that the joint venture pays Enstar Cable a 4% management fee. The joint venture's management fee expense approximated $63,100 and $66,700 for the three months ended September 30, 2002 and 2001, respectively, and $191,200 and $198,100 for the nine months ended September 30, 2002 and 2001, respectively. In addition, the joint venture also is required to distribute to the corporate general partner an amount equal to 1% of the joint venture's gross revenues. The joint venture's management fee expense to the corporate general partner approximated $15,800 and $16,700 during the three months ended September 30, 2002 and 2001, respectively, and $47,800 and $49,500 during the nine months ended September 30, 2002 and 2001, respectively. No management fee is payable to Enstar Cable by Enstar 5B in respect of any amounts received by Enstar 5B from the joint venture.

         In addition to the monthly management fee, Enstar 5B reimburses Enstar Cable for direct expenses incurred on behalf of the partnership, and for the partnership's allocable share of operational costs associated with services provided by Enstar Cable. Additionally, Charter Communications Holding Company, LLC, a direct parent of the corporate general partner, and its affiliates (collectively, "Charter") provide other management and operational services for Enstar 5B and the joint venture. These expenses are charged to the properties served based primarily on the partnership's or joint venture's allocable share of operational costs associated with the services provided. Enstar 5B and the joint venture reimburse the affiliates for the partnership's and the joint venture's allocable share of the affiliates' costs. The total amount charged to the joint venture for these costs approximated $169,200 and $176,300 for the three months ended September 30, 2002 and 2001, respectively, and $528,400 and $689,000 for the nine months ended September 30, 2002 and 2001, respectively.

         All programming services are purchased through Charter. Charter charges the joint venture for these costs based on an allocation of its costs. The joint venture incurred programming fee expense of $313,300 and $327,000 for the three months ended September 30, 2002 and 2001, respectively, and $943,900 and $972,500 for the nine months ended September 30, 2002 and 2001, respectively. Programming fees are included in service costs in the accompanying condensed statements of operations.

         All amounts owed to the corporate general partner and affiliates are non-interest bearing.

CONFLICTS OF INTEREST

         Upon completing the Access Sale, the Cumberland Sale and the Missouri Sale, accrued deferred management fees (which were $650,200 as of September 30, 2002) will be paid to the corporate general partner by the joint venture. In addition, the corporate general partner will receive approximately $1,283,900 in repayment of other obligations owed to it by the joint venture. However, for the reasons discussed under "Best Available Transaction -- Consent Procedures and Procedural Safeguards" on page 25, Enstar Communications and the other Filing Persons believe that the terms of the Access Sale, the Cumberland Sale, the Missouri Sale and the Liquidation Plan are the best transactions available to the unitholders.

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THE ACCESS PURCHASE AGREEMENT

         The joint venture and Access have entered into an Asset Purchase Agreement (the "Access Purchase Agreement") which provides for the sale of certain of the assets used or usable by the joint venture in connection with the operation of the cable television system owned and operated by the joint venture serving its franchise areas in and around the communities of Monticello, Whitley City, Liberty, Cumberland, Greensburg, Williamsburg, and Hustonville/Moreland, Kentucky and Jellico, Tennessee, as further described in the Access Purchase Agreement (the "Access Assets").

         THE FOLLOWING IS A SUMMARY OF THE ACCESS PURCHASE AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACCESS PURCHASE AGREEMENT. COPIES OF THE ACCESS PURCHASE AGREEMENT ARE AVAILABLE UPON REQUEST FROM THE SOLICITING AGENT, D.F. KING & CO., INC., AT (800) 207-2014.

PURCHASE PRICE AND ADJUSTMENTS

         Under the Access Purchase Agreement, Access will acquire the Access Assets from the joint venture for a purchase price of approximately $6,938,400 (subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions), to be paid in immediately available funds.

         The purchase price will be subject to adjustments at closing, and again post-closing if need be, to reflect or take account of, among other things, (a) the allocation to the joint venture of all revenues, refunds, costs, expenses and liabilities attributable to the operation of the cable system prior to the closing date, and to Access after the closing date, as the case may be, and (b) a number of subscribers below the prescribed target of 10,659 subscribers. Any shortfall in that target number at closing will result in the sale price being reduced by $650 per subscriber. As of October 31, 2002, that portion of the system to be sold to Access under the Access Purchase Agreement had approximately 9,850 subscribers.

         Concurrent with the execution of the Access Purchase Agreement, the joint venture and Access will execute an escrow agreement whereby Access will deposit $208,152 (the "Access Deposit Amount") with an escrow agent to secure Access's performance and obligations under the Access Purchase Agreement prior to Closing. At Closing, the joint venture and Access will cause the escrow agent to deliver to the joint venture the Access Deposit Amount and all interest and earnings accrued thereon, which amount shall be credited against the purchase price. In addition, at Closing, Access will deposit $208,152 of the purchase price in escrow for a period of six months after Closing to provide funds for the payment of any indemnification to which Access may be entitled under the Access Purchase Agreement.

REPRESENTATIONS AND WARRANTIES

         The Access Purchase Agreement contains representations and warranties of the joint venture that are customary in the industry. In summary, the joint venture represents and warrants to Access that:

     o it is a general partnership which was properly formed and is in good standing under the laws of the State of Georgia, with full power and authority to carry on its business in the manner in which it is now carried on;

     o Enstar 5B and Enstar 5A are equal partners of the joint venture, and are both limited partnerships which were properly formed and are in good standing under the laws of the State of Georgia, with full power and authority to carry on each respective business in the manner in which it is now carried on;

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     o   Enstar Communications, as the sole general partner of both Enstar
         5B and Enstar 5A, was properly formed and is in good standing under the laws of the State of Georgia, with full power and authority to carry on its business in the manner in which it is now carried on;

     o Subject to obtaining requisite partner consents, it has the full legal capacity and right to execute, deliver and perform the Access Purchase Agreement, and that the Access Purchase Agreement has been duly executed and delivered by it and is binding on it;

     o Enstar 5B, Enstar 5A and Enstar Communications each have full legal capacity and right to execute the Access Purchase Agreement;

     o the consummation of the sale of the Access Assets will not violate its partnership agreement or any statutory or regulatory requirement or contractual obligation applicable to it or the Access Assets;

     o except for those consents set forth in the disclosure schedules to the Access Purchase Agreement, there are no approvals, consents or authorizations required by any person or government authority for the consummation of the sale of the Access Assets contemplated by the Access Purchase Agreement;

     o it has delivered true and correct copies of its financial statements, and that they are in accordance with its books and records and have been prepared in accordance with GAAP;

     o since November 12, 1999, it has operated the system in the ordinary course of business;

     o the disclosure schedules to the Access Purchase Agreement list all parcels of real property owned by the joint venture and used in the operation of the cable system, all leases under which the joint venture is lessee, and all easements, licenses, rights to access, rights-of-way and other real property interests owned by the joint venture or used in the operation of the cable system;

     o it owns and has good title to all personal property included in the Access Assets;

     o subject to certain exceptions, the disclosure schedules to the Access Purchase Agreement list all leases, agreements and rights with respect to personal property under which the joint venture is lessee;

     o each governmental authorization required to operate the cable system is in full force and effect, and a written request for renewal has been filed with respect to any required franchise related agreements expiring within 30 months of the Access Purchase Agreement;

     o except as disclosed in the disclosure schedules to the Access Purchase Agreement, it is not a party to or bound by any contracts or agreements;

     o it has delivered all agreements with respect to the Access Assets relating to the use of any public utility facilities, the use of any microwave or satellite transmission facilities, or the sale of cablecast time to third parties;

     o each station carried by its cable system is carried pursuant to a retransmission consent agreement, "must carry" election or other programming agreement;

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     o   it has filed with the Copyright Office all required statements of account and paid all royalty fees payable with respect to its cable system;

     o it is in full compliance with all requirements of the Communications Act of 1934, as amended, and with the Federal Communications Commission;

     o except as disclosed in the disclosure schedules to the Access Purchase Agreement, there is no litigation or similar proceeding or any order, complaint, judgment or decree pending (or to its knowledge, threatened) that would interfere with its ability to complete the sale of Access Assets contemplated by the Access Purchase Agreement;

     o it has not received any notice of any claim by any governmental authority, and has no knowledge that the cable system has not been or is not in compliance with any legal requirement applicable to the cable system;

     o except as disclosed in the disclosure schedules to the Access Purchase Agreement, there are no employee plans or compensation arrangements that will affect the benefits of employees or former employees of the cable system, and each employee plan and compensation arrangement has been established and operated in accordance with ERISA, the Internal Revenue Code and all other applicable legal requirements;

     o it is a party to a collective bargaining agreement which has been disclosed to Access and a copy of the agreement has been delivered to Access;

     o there currently are no unfair labor practice charges or complaints, grievances or arbitration proceedings pending in any tribunal involving any of its employees or arising out of any collective bargaining agreement;

     o except as set forth on the disclosure schedules to the Access Purchase Agreement, its operations with respect to the cable system have complied with all environmental laws;

     o the disclosure schedules to the Access Purchase Agreement list all franchise, construction, fidelity, performance and other bonds, guaranties in lieu of bonds and letters of credit posted by the joint venture in connection with the cable system;

     o the disclosure schedules to the Access Purchase Agreement list the total number of subscribers served by the cable system, the bandwidth capacity specified in MHz, the channel lineup and rate card, and the plant miles; and

     o except for Daniels & Associates, Inc., it has not dealt with any broker or finder in connection with the transactions contemplated by the Access Purchase Agreement.

         Access made certain representations and warranties to the joint venture comparable to certain of those made by the joint venture summarized above.

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CONDITIONS PRECEDENT

         Under the Access Purchase Agreement, Access's obligations to acquire the Access Assets are subject to the following conditions precedent, any or all of which may be waived by Access:

     o each representation and warranty made by the joint venture in the Access Purchase Agreement shall have been true and correct as of the date made and as of the closing date;

     o the joint venture shall have performed and complied with all covenants made by it;

     o the joint venture shall have obtained the required number of Material Consents and Required Consents, as those terms are respectively defined in the Access Purchase Agreement;

     o no judgment, decree, order or other legal prohibition having the force of law shall be in effect on the closing date that would prevent or make unlawful the closing;

     o the joint venture shall have furnished to Access certain required certificates, bills of sale, assignments, assumptions, consents, opinions and other agreements;

     o the joint venture shall have obtained any and all necessary partner consents; and

     o there shall have been no material adverse changes in the business, financial condition or prospects of the Access Assets or the cable system since the date of the Access Purchase Agreement.

         The joint venture's obligations to sell the Access Assets are subject to conditions precedent comparable to those of Access, any or all of which may be waived by the joint venture.

INDEMNIFICATION

         Access has agreed that following the closing it will indemnify the joint venture for claims that arise out of or are related to (a) breaches of any representation or warranty of Access set forth in the Access Purchase Agreement, or failure to perform or comply with the covenants or obligations of Access set forth in the Access Purchase Agreement, or (b) the assertion of any claim against the joint venture by any person or governmental authority arising out of the operation of the Access Assets after the closing date.

         The joint venture has agreed that following the closing it will indemnify Access for claims that arise out of or are related to (a) breaches of any representation or warranty of the joint venture set forth in the Access Purchase Agreement, or failure to perform or comply with the covenants or obligations of the joint venture set forth in the Access Purchase Agreement, (b) liabilities accruing on or prior to the closing date, except those assumed by Access, or (c) liabilities of the joint venture not assumed by Access under the Access Purchase Agreement.

         In order to provide funds for the payment of any indemnification to which Access may be entitled, Access will deposit $208,152 of the total purchase price in escrow. However, Access's rights with respect to indemnification are not limited to the dollar amount held in escrow.

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

         The following limitations apply to indemnification claims:

     o subject to certain exceptions, the representations and warranties made by both parties will survive the closing for a period of six months. No claim for indemnification for breach of any representation or warranty may be asserted by either party after the expiration of the six-month period, provided that written assertions of claims made in a timely manner will extend the six-month indemnification period with respect to that particular claim until the claim is conclusively resolved;

     o claims for indemnification arising from the breach of any representation or warranty will not take into account or be qualified by any considerations of materiality or knowledge which might be expressed in the representation or warranty;

     o the amount of any indemnifiable claim will be reduced by the amount of any insurance proceeds and tax benefits resulting to the party being indemnified from the subject matter of the claim;

     o neither party is required to indemnify the other party for claims arising from the breach of any representation or warranty until the aggregate amount of all such claims against the indemnifying party exceeds $150,000, in which case the indemnifying party will be liable for the total amount of all such claims starting from the first dollar of loss or expense;

     o subject to certain exceptions, the joint venture's aggregate liability to Access for indemnification claims arising from the breach of any of the joint venture's representations and warranties are limited to losses or damages not exceeding $750,000; and

     o Access's aggregate liability to the joint venture for indemnification claims arising from the breach of any of Access's representations and warranties are limited to losses and damages not exceeding $750,000.

TERMINATION AND REIMBURSEMENT

         The Access Purchase Agreement may be terminated prior to the closing only in accordance with the following situations:

     o   at any time by mutual consent of the joint venture and Access;

     o by either the joint venture or Access if the closing has not taken place by March 31, 2003, other than by reason of a breach or default of any of the covenants or agreements contained in the Access Purchase Agreement by the party seeking to terminate; provided that, the parties may mutually agree to extend such date if as of such date the conditions to closing have not been satisfied;

     o by either the joint venture or Access if the other party is in material breach of the Access Purchase Agreement and does not cure the breach within 30 days;

     o by either the joint venture or Access if the representations and warranties of the other party are not true and correct in all respects and such failure is not cured by the closing date; or

     o by the joint venture if the requisite level of approval by the limited partners of either Enstar 5B or Enstar 5A have not been obtained.

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

SOURCE OF FUNDS

         Access has represented and warranted that it has the financial capability, including to obtain financing, necessary to complete the purchase of the Access Assets under the Access Agreement.

CLOSING

         The closing will take place at 9:00 a.m. on the last business day of the calendar month after the satisfaction or waiver of all conditions precedent to closing, as set forth in the Access Purchase Agreement, but no later than March 31, 2003. We presently expect closing will occur on or about March 31, 2003. The closing will occur at the offices of Charter Communications, Inc., 12405 Powerscourt Drive, St. Louis, Missouri 63131.

THE CUMBERLAND PURCHASE AGREEMENT

         The joint venture and Cumberland have entered into an Asset Purchase Agreement (the "Cumberland Purchase Agreement") which provides for the sale of certain of the assets used or usable by the joint venture in connection with the operation of the cable television system owned and operated by the joint venture serving its franchise areas in and around the communities of Russell Springs, Jamestown and Russell County, Kentucky, as further described in the Cumberland Purchase Agreement (the "Cumberland Assets").

         THE FOLLOWING IS A SUMMARY OF THE CUMBERLAND PURCHASE AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CUMBERLAND PURCHASE AGREEMENT. COPIES OF THE CUMBERLAND PURCHASE AGREEMENT ARE AVAILABLE UPON REQUEST FROM THE SOLICITING AGENT, D.F. KING & CO., INC., AT (800) 207-2014.

PURCHASE PRICE AND ADJUSTMENTS

         Under the Cumberland Purchase Agreement, Cumberland will acquire the Cumberland Assets from the joint venture for a purchase price of approximately $3,707,200 (subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions), to be paid in immediately available funds.

         The purchase price will be subject to adjustments at closing, and again post-closing if need be, to reflect or take account of, among other things, (a) the allocation to the joint venture of all revenues, refunds, costs, expenses and liabilities attributable to the operation of the cable system prior to the closing date, and to Cumberland after the closing date, as the case may be, (b) a number of basic subscribers below the prescribed target of 2,648 basic subscribers, and (c) a percentage-based decrease in expanded basic subscriber penetration between March 31, 2002 and the closing date. As of October 31, 2002, that portion of the system to be sold to Cumberland under the Cumberland Purchase Agreement had 2,438 subscribers. If as of the closing date the number of basic subscribers is less than 2,648, then the purchase price will be reduced by $1,400 per subscriber. An additional adjustment of $25,000 will be made to the purchase price for every full percentage point that expanded basic subscriber penetration declines from March 31, 2002 to the closing date. If the decline in expanded basic subscriber penetration exceeds 1%, the reduction is calculated for each .5% in excess of the first percentage point. As of March 31, 2002, expanded basic subscriber penetration was 86.21%.

         Concurrent with the execution of the Cumberland Purchase Agreement, the joint venture and Cumberland will execute an escrow agreement whereby Cumberland will deposit $125,000 (the "Cumberland Deposit Amount") with an escrow agent to secure Cumberland's performance and obligations under the Cumberland Purchase Agreement prior to Closing. At Closing, the joint venture and Cumberland will cause the escrow agent to deliver to the joint venture the Cumberland Deposit Amount and all interest and earnings accrued thereon, which amount shall be credited against the purchase price. In addition, at Closing, Cumberland will deposit $250,000 of the purchase price in escrow until December 15, 2003 to provide funds for the payment of any indemnification to which Cumberland may be entitled under the Cumberland Purchase Agreement.

REPRESENTATIONS AND WARRANTIES

         The Cumberland Purchase Agreement contains representations and warranties of the joint venture that are customary in the industry. In summary, the joint venture represents and warrants to Cumberland that:

     o it is a general partnership which was properly formed and is in good standing under the laws of the State of Georgia, with full power and authority to carry on its business in the manner in which it is now carried on;

     o Enstar 5B and Enstar 5A are equal partners of the joint venture, and are both limited partnerships which were properly formed and are in good standing under the laws of the State of Georgia, with full power and authority to carry on each respective business in the manner in which it is now carried on;

     o Enstar Communications, the sole general partner of both Enstar 5B and Enstar 5A, was properly formed and is in good standing under the laws of the State of Georgia, with full power and authority to carry on its business in the manner in which it is now carried on;

     o Subject to obtaining requisite partner consents, it has the full legal capacity and right to execute, deliver and perform the Cumberland Purchase Agreement, and that the Cumberland Purchase Agreement has been duly executed and delivered by it and is binding on it;

     o Enstar 5B, Enstar 5A and Enstar Communications each have full legal capacity and right to execute the Cumberland Purchase Agreement;

     o the completion of the sale of the Cumberland Assets will not violate its partnership agreement or any statutory or regulatory requirement or contractual obligation applicable to it or the Cumberland Assets;

     o except for those consents set forth in the disclosure schedules to the Cumberland Purchase Agreement, there are no approvals, consents or authorizations required by any person or government authority for the consummation of the sale of the Cumberland Assets contemplated by the Cumberland Purchase Agreement;

     o it has delivered true and correct copies of its financial statements, and that they are in accordance with its books and records and have been prepared in accordance with GAAP;

     o since November 12, 1999, it has operated the system in the ordinary course of business;

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

     o the disclosure schedules to the Cumberland Purchase Agreement list all parcels of real property owned by the joint venture and used in the operation of the cable system, all leases under which the joint venture is lessee, and all easements, licenses, rights to access, rights-of-way and other real property interests owned by the joint venture or used in the operation of the cable system;

     o it owns and has good title to all personal property included in the Cumberland Assets;

     o subject to certain exceptions, the disclosure schedules to the Cumberland Purchase Agreement list all leases, agreements and rights with respect to personal property under which the joint venture is lessee;

     o it has delivered each governmental authorization required to operate the cable system and there are no other oral or written commitments by it to governmental agencies, and a written request for renewal has been filed with respect to any required franchise related agreements expiring within 30 months of the Cumberland Purchase Agreement;

     o except as disclosed in the disclosure schedules to the Cumberland Purchase Agreement, it is not a party to or bound by any contracts or agreements;

     o it has delivered all agreements with respect to the Cumberland Assets relating to the use of any public utility facilities, the use of any microwave or satellite transmission facilities, or the sale of cablecast time to third parties;

     o each station carried by its cable system which has requested carriage under a must carry election and qualifies is carried pursuant to a retransmission consent agreement, "must carry" election or other programming agreement;

     o it has filed with the Copyright Office all required statements of account and paid all royalty fees payable with respect to its cable system;

     o it is in full compliance with all requirements of the Communications Act of 1934, as amended, and with the Federal Communications Commission;

     o except as disclosed in the disclosure schedules to the Cumberland Purchase Agreement, there is no litigation or similar proceeding or any order, complaint, judgment or decree pending (or to its knowledge, threatened) that would interfere with its ability to complete the sale of the Cumberland Assets contemplated by the Cumberland Purchase Agreement;

     o it has not received any notice of any claim by any governmental authority, and has no knowledge that the cable system has not been or is not in compliance with any legal requirement applicable to the cable system;

     o except as disclosed in the disclosure schedules to the Cumberland Purchase Agreement, there are no employee plans or compensation arrangements that will affect the benefits of employees or former employees of the cable system, and each employee plan and compensation arrangement has been established and operated in accordance with ERISA, the Internal Revenue Code and all other applicable legal requirements;

     o it is a party to a collective bargaining agreement which has been disclosed to Cumberland and a copy of the agreement has been delivered to Cumberland;

     o there are currently no unfair labor practice charges or complaints, grievances or arbitration proceedings pending in any tribunal involving any of its employees or arising out of any collective bargaining agreement;

     o except as set forth on the disclosure schedules to the Cumberland Purchase Agreement, its operations with respect to the cable system have complied with all environmental laws;

     o the disclosure schedules to the Cumberland Purchase Agreement list all franchise, construction, fidelity, performance and other bonds, guaranties in lieu of bonds and letters of credit posted by the joint venture in connection with the cable system;

     o the disclosure schedules to the Cumberland Purchase Agreement list the total number of subscribers served by the cable system, the bandwidth capacity specified in MHz, the channel lineup and rate card, and the plant miles; and

     o except for Daniels & Associates, Inc., it has not dealt with any broker or finder in connection with the transactions contemplated by the Cumberland Purchase Agreement.

         Cumberland made certain representations and warranties to the joint venture comparable to certain of those made by the joint venture summarized above.

CONDITIONS PRECEDENT

         Under the Cumberland Purchase Agreement, Cumberland's obligations to acquire the Cumberland Assets are subject to the following conditions precedent, any or all of which may be waived by Cumberland:

     o each representation and warranty made by the joint venture in the Cumberland Purchase Agreement shall have been true and correct as of the date made and as of the closing date;

     o the joint venture shall have performed and complied with all covenants made by it;

     o the joint venture shall have obtained the required number of Material Consents and Required Consents, as those terms are respectively defined in the Cumberland Purchase Agreement;

     o no judgment, decree, order or other legal prohibition having the force of law shall be in effect on the closing date that would prevent or make unlawful the closing;

     o the joint venture shall have furnished to Cumberland certain required certificates, bills of sale, assignments, assumptions, consents, opinions and other agreements;

     o the joint venture shall have obtained any and all necessary partner consents;

     o the joint venture shall have satisfied various other obligations on or before the closing date with respect to the Cumberland Assets and the cable system, including but not limited to (a) the transfer to Cumberland of pole attachment agreements, real property leases, and all licenses required to operate the cable system, (b) the completion of certain construction projects and land surveys, (c) the delivery to Cumberland of the record layout of existing billing and subscriber management software and related data, a reasonable number of spare parts and test equipment used to maintain the cable system, (d) the operation by the joint venture of the cable system in compliance with copyright infringement laws, (e) the permission of the joint venture to allow Cumberland to begin work on all encroachment permits, (f) the continuation of services to the joint venture's then current customers until such time as Cumberland can transfer them to Cumberland's cable system, (g) the entering into a master sales agreement with Cumberland which covers the cable system, and (h) the timely filing of a statement of account with the Copyright Office through December 31, 2002;
         and

     o there shall have been no material adverse changes in the business, financial condition or prospects of the Cumberland Assets or the cable system since the date of the Cumberland Purchase Agreement.

         The joint venture's obligations to sell the Cumberland Assets are subject to conditions precedent comparable to those of Cumberland, any or all of which may be waived by the joint venture.

INDEMNIFICATION

         Cumberland has agreed that following the closing it will indemnify the joint venture for claims that arise out of or are related to (a) breaches of any representation or warranty of Cumberland set forth in the Cumberland Purchase Agreement, or failure to perform or comply with the covenants or obligations of Cumberland set forth in the Cumberland Purchase Agreement, or (b) the assertion of any claim against the joint venture by any person or governmental authority arising out of the operation of the Cumberland Assets after the closing date.

         The joint venture has agreed that following the closing it will indemnify Cumberland for claims that arise out of or are related to (a) breaches of any representation or warranty of the joint venture set forth in the Cumberland Purchase Agreement, or failure to perform or comply with the covenants or obligations of the joint venture set forth in the Cumberland Purchase Agreement, (b) liabilities accruing on or prior to the closing date, except those for which an adjustment to the purchase price is made, or
(c) liabilities of the joint venture not assumed by Cumberland under the Cumberland Purchase Agreement.

         In order to provide funds for the payment of any indemnification to which Cumberland may be entitled, Cumberland will deposit $250,000 of the total purchase price in escrow. However, Cumberland's rights with respect to indemnification are not limited to the dollar amount held in escrow.

         The following limitations apply to indemnification claims:

     o subject to certain exceptions, the representations and warranties made by both parties will survive the closing until December 15, 2003. No claim for indemnification for breach of any representation or warranty may be asserted by either party after December 15, 2003, provided that written assertions of claims made in a timely manner will extend beyond December 15, 2003 with respect to that particular claim until the claim is conclusively resolved;

     o claims for indemnification arising from the breach of any representation or warranty will not take into account or be qualified by any considerations of materiality or knowledge which might be expressed in the representation or warranty;

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

     o the amount of any indemnifiable claim will be reduced by the amount of any insurance proceeds and tax benefits resulting to the party being indemnified from the subject matter of the claim;

     o neither party is required to indemnify the other party for claims arising from the breach of any representation or warranty until the aggregate amount of all such claims against the indemnifying party exceeds $150,000, in which case the indemnifying party will be liable for the total amount of all such claims starting from the first dollar of loss or expense; except that, the $150,000 threshold does not apply to certain claims by Cumberland against the joint venture relating to certain permits of the joint venture, claims arising from fines from local franchising authorities, claims arising from fines or fees due to the U.S. Copyright Office and fines for FCC regulatory violations, claims related to governmental authorizations and ongoing litigation against the joint venture as of closing, if any;

     o subject to certain exceptions, the joint venture's aggregate liability to Cumberland for indemnification claims arising from the breach of any of the joint venture's representations and warranties are limited to losses or damages not exceeding $1,000,000; and

     o Cumberland's aggregate liability to the joint venture for indemnification claims arising from the breach of any of Cumberland's representations and warranties are limited to losses and damages not exceeding $1,000,000.

TERMINATION AND REIMBURSEMENT

         The Cumberland Purchase Agreement may be terminated prior to the closing only in accordance with the following:

     o   at any time by mutual consent of the joint venture and Cumberland;

     o by either the joint venture or Cumberland if the closing has not taken place by February 28, 2003, other than by reason of a breach or default of any of the covenants or agreements contained in the Cumberland Purchase Agreement by the party seeking to terminate; provided that, the parties may mutually agree to extend that date if as of such date the conditions to closing have not been satisfied;

     o by either the joint venture or Cumberland if the other party is in material breach of the Cumberland Purchase Agreement and does not cure the breach within 30 days;

     o by either the joint venture or Cumberland if the representations and warranties of the other party are not true and correct in all respects and such failure is not cured by the closing date; or

     o by the joint venture if the requisite approvals of the Liquidation Plan by the limited partners of either Enstar 5B or Enstar 5A have not been obtained.

         If the Cumberland Agreement is terminated in accordance with certain of the methods listed above and specified in the Cumberland Agreement, the joint venture must refund the Cumberland Deposit Amount, with any accrued interest, to Cumberland.

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

SOURCE OF FUNDS

         Cumberland has represented and warranted that it has the financial capability, including to obtain financing, necessary to complete the purchase of Cumberland Assets.

CLOSING

         The closing will take place at 9:00 a.m. on the last business day of the calendar month after the satisfaction or waiver of all conditions precedent to closing, as set forth in the Cumberland Purchase Agreement, but no later than February 28, 2003. We presently expect closing will occur on or about February 28, 2003. The closing will occur at the offices of Charter Communications, Inc., 12405 Powerscourt Drive, St. Louis, Missouri 63131.

THE TELECOMMUNICATIONS PURCHASE AGREEMENT

         The joint venture and nine other general and limited partnerships managed by the corporate general partner have entered into an Asset Purchase Agreement with Telecommunications (the "Telecommunications Purchase Agreement"). For purposes of this summary of the Telecommunications Purchase Agreement, the joint venture and the other partnerships managed by the corporate general partner will sometimes collectively be referred to as the "Sellers." The Telecommunications Purchase Agreement covers the sale to Telecommunications of certain of the assets used by the Sellers in connection with the operation of multiple cable television systems located in or around 14 cities in Kentucky, Tennessee, Missouri, Arkansas and North Carolina (the "Telecommunications Assets"), including certain of the assets of the joint venture in connection with the operation of the cable television system serving the franchise area in and around the community of Pomme de Terre, Missouri, as further described in the Telecommunications Purchase Agreement (the "Missouri system").

         THE FOLLOWING IS A SUMMARY OF THE TELECOMMUNICATIONS PURCHASE AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TELECOMMUNICATIONS PURCHASE AGREEMENT. COPIES OF THE TELECOMMUNICATIONS PURCHASE AGREEMENT ARE AVAILABLE UPON REQUEST FROM THE SOLICITING AGENT, D.F. KING & CO., INC., AT (800) 207-2014.

PURCHASE PRICE AND ADJUSTMENTS

         Under the Telecommunications Purchase Agreement, Telecommunications will acquire the Telecommunications Assets from the Sellers for a total purchase price of approximately $15,291,209 (subject to closing sale price adjustments, an escrow for indemnity claims and customary closing conditions), to be paid in immediately available funds, approximately $502,800 of which is to be paid by Telecommunications to the joint venture for the Missouri system. The allocation of the aggregate purchase price to the Missouri system was determined from the bid received from Telecommunications for the Missouri system, based on $599 per subscriber.

         The purchase price will be subject to adjustments at closing, and again post-closing if need be, to reflect or take account of, among other things, (a) the allocation to the Sellers of all revenues, refunds, costs, expenses and liabilities attributable to the operation of the cable systems prior to the closing date, and to Telecommunications after the closing date, as applicable, and (b) an average number of subscribers in Sellers' systems below a prescribed target of subscribers for each system, including a prescribed target for the Missouri system of 839 subscribers. As of October 31, 2002, the Missouri system had 825 subscribers.

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

         The Sellers and Telecommunications also will execute an escrow agreement whereby Telecommunications will deposit $500,000 (the "Telecommunications Deposit Amount") with an escrow agent to secure Telecommunications' performance and obligations under the Telecommunications Purchase Agreement prior to Closing. The Telecommunications Deposit Amount will be deposited as follows: $100,000 at the time of the completion of final schedules and applicable exhibits to the Telecommunications Purchase Agreement; $100,000 90 days after execution of the Telecommunications Purchase Agreement; $150,000 upon approval of franchise transfers of certain primary systems (which do not include the Missouri system); and $150,000 upon obtaining partner approval of the transfer of the primary systems. At Closing, the Sellers and Telecommunications will cause the escrow agent to deliver to the Sellers the Telecommunications Deposit Amount and all interest and earnings accrued thereon, which amount shall be credited against the purchase price.

         In addition, at Closing, Sellers will deposit $500,000 of the purchase price in escrow pursuant to an indemnity escrow agreement ("Indemnity Escrow Agreement") for a period of 13 months after Closing to provide funds for the payment of any indemnification to which Telecommunications may be entitled under the Telecommunications Purchase Agreement, of which $24,580 will be the joint venture's portion of the purchase price placed in escrow. The Telecommunications Purchase Agreement provides that the Indemnity Escrow Agreement will limit payments out of escrow to Telecommunications for indemnification from the joint venture to the $24,580 deposited by the joint venture into escrow. Telecommunications' rights for indemnification from the joint venture, however, are not limited to the $24,580 held in escrow.

REPRESENTATIONS AND WARRANTIES

         The Telecommunications Purchase Agreement contains representations and warranties of the Sellers that are customary in the industry. In summary, the joint venture individually (and not jointly with the other Sellers) represents and warrants to Telecommunications that:

     o the joint venture is a general partnership which was properly formed and is in good standing under the laws of the State of Georgia, with full power and authority to carry on its business in the manner in which it is now carried on;

     o Enstar 5B and Enstar 5A are equal partners of the joint venture, and are both limited partnerships which were properly formed and are in good standing under the laws of the State of Georgia, with full power and authority to carry on each respective business in the manner in which it is now carried on;

     o Enstar Communications, as the general partner of both Enstar 5B and Enstar 5A, was properly formed and is in good standing under the laws of the State of Georgia, with full power and authority to carry on its business in the manner in which it is now carried on;

     o subject to obtaining requisite partner consents, the joint venture has the full legal capacity and right to execute, deliver and perform the Telecommunications Purchase Agreement, and the Telecommunications Purchase Agreement has been duly executed and delivered by the joint venture and is binding on the joint venture;

     o the consummation of the sale of the Missouri system will not violate the joint venture's partnership agreement or any statutory or regulatory requirement or contractual obligation applicable to the joint venture or the Missouri system;

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

     o except for those consents set forth in the disclosure schedules to the Telecommunications Purchase Agreement, there are no approvals, consents or authorizations required by any person or government authority for the consummation of the sale of the Missouri system contemplated by the Telecommunications Purchase Agreement;

     o the joint venture has delivered true and correct copies of its financial statements, and they are in accordance with its books and records and have been prepared in accordance with GAAP;

     o since November 12, 1999, the joint venture has operated the Missouri system in the ordinary course of business;

     o the disclosure schedules to the Telecommunications Purchase Agreement list all parcels of real property owned by the joint venture and used in the operation of the Missouri system, all leases under which the joint venture is lessee, and all easements, licenses, rights to access, rights-of-way and other real property interests owned by the joint venture or used in the operation of its systems;

     o the joint venture owns and has good title to all personal property included in the Missouri system;

     o subject to certain exceptions, the disclosure schedules to the Telecommunications Purchase Agreement list all leases, agreements and rights with respect to personal property under which the joint venture is lessee;

     o each governmental authorization required to operate the Missouri system is in full force and effect, and a written request for renewal has been filed with respect to any required franchise related agreements expiring within 30 months of the Telecommunications Purchase Agreement;

     o except as disclosed in the disclosure schedules to the Telecommunications Purchase Agreement, the joint venture is not a party to or bound by any contracts or agreements;

     o the joint venture has delivered to Telecommunications all agreements with respect to the Missouri system relating to the use of any public utility facilities, the use of any microwave or satellite transmission facilities, or the sale of cablecast time to third parties;

     o each station carried by the Missouri system is carried pursuant to a retransmission consent agreement, "must carry" election or other programming agreement;

     o the joint venture has filed with the Copyright Office all required statements of account and paid all royalty fees payable with respect to the Missouri system;

     o the joint venture is in full compliance with all requirements of the Communications Act of 1934, as amended, and with the Federal Communications Commission;

     o except as disclosed in the disclosure schedules to the Telecommunications Purchase Agreement, there is no litigation or similar proceeding or any order, complaint, judgment or decree pending (or to its knowledge, threatened) that would interfere with the joint venture's ability to complete the sale of the Missouri system contemplated by the Telecommunications Purchase Agreement;

     o the joint venture has not received any notice of any claim by any governmental authority, and has no knowledge that the Missouri system has not been or is not in compliance with any legal requirement applicable to the Missouri system;

     o except as disclosed in the disclosure schedules to the Telecommunications Purchase Agreement, there are no employee plans or compensation arrangements that will affect the benefits of employees or former employees of the Missouri system, and each employee plan and compensation arrangement has been established and operated in accordance with ERISA, the Internal Revenue Code and all other applicable legal requirements;

     o the joint venture is not a party to a collective bargaining agreement, it has not recognized any union or other collective bargaining representative of any group of its employees, and no union or other collective bargaining representative has been certified as representing any of its employees;

     o there are currently no unfair labor practice charges or complaints, grievances or arbitration proceedings pending in any tribunal involving any of the joint venture's employees or arising out of any collective bargaining agreement;

     o except as set forth on the disclosure schedules to the Telecommunications Purchase Agreement, the joint venture's operations with respect to the Missouri system have complied with all environmental laws;

     o the disclosure schedules to the Telecommunications Purchase Agreement list all franchise, construction, fidelity, performance and other bonds, guaranties in lieu of bonds and letters of credit posted by the Sellers in connection with the cable systems;

     o the disclosure schedules to the Telecommunications Purchase Agreement list the total number of subscribers served by the Missouri system, the bandwidth capacity specified in MHz, the channel lineup and rate card, and the plant miles;

     o except for Daniels & Associates, Inc., the joint venture has not dealt with any broker or finder in connection with the transactions contemplated by the Telecommunications Purchase Agreement;

     o an affiliate of Sellers will enter into a master advertising sales agreement with Telecommunications; and

     o satisfactory completion by Telecommunications of its due diligence investigation and audit of Sellers.

         Telecommunications made to Seller corresponding representations and warranties to the joint venture comparable to applicable representations and warranties made by the joint venture summarized above.

CONDITIONS PRECEDENT

         Under the Telecommunications Purchase Agreement, Telecommunications' obligations to acquire the Telecommunications Assets are subject to the following conditions precedent, any or all of which may be waived by Telecommunications:

     o each representation and warranty made by the Sellers in the Telecommunications Purchase Agreement shall have been true and correct as of the date made and as of the closing date;

     o the Sellers shall have performed and complied with all covenants made by them;

     o the Sellers shall have obtained the required number of Material Consents, as that term is defined in the Telecommunications Purchase Agreement;

     o no judgment, decree, order or other legal prohibition having the force of law shall be in effect on the closing date that would prevent or make unlawful the closing;

     o the Sellers shall have furnished to Telecommunications certain required certificates, bills of sale, assignments, assumptions, consents and other agreements;

     o the Sellers shall have obtained any and all necessary partner consents; and

     o there shall have been no material adverse change in the business, financial condition or prospects of the Telecommunications Assets or the related cable systems since the date of the Telecommunications Purchase Agreement.

         The Sellers' obligations to sell the Telecommunications Assets are subject to conditions precedent comparable to those of Telecommunications, any or all of which may be waived by the Sellers.

INDEMNIFICATION

         Telecommunications has agreed that following the closing it will indemnify the Sellers for claims that arise out of or are related to (a) breaches of any representation or warranty of Telecommunications set forth in the Telecommunications Purchase Agreement, or failure to perform or comply with the covenants or obligations of Telecommunications set forth in the Telecommunications Purchase Agreement, (b) the assertion of any claim against the Sellers by any person or governmental authority arising out of the operation of the Telecommunications Assets after the closing date, or
(c) any of the Assumed Liabilities.

         The joint venture has agreed on its own behalf (and not jointly with the other Sellers) that following the closing it will indemnify Telecommunications for claims that arise out of or are related to (a) breaches of any representation or warranty of the joint venture set forth in the Telecommunications Purchase Agreement, or failure to perform or comply with the covenants or obligations of the joint venture set forth in the Telecommunications Purchase Agreement, or (b) liabilities of the joint venture accruing on or prior to the closing date or arising from the ownership and operation of the system prior to the closing date, except those assumed by Telecommunications under the Telecommunications Purchase Agreement.

         In order to provide funds for the payment of any indemnification to which Telecommunications may be entitled, Telecommunications will deposit $500,000 of the total purchase price in escrow, of which $24,580 will be the joint venture's portion of the purchase price placed in escrow. The

Telecommunications Purchase Agreement provides that the Indemnity Escrow Agreement will limit payments out of escrow to Telecommunications for indemnification from the joint venture to the $24,580 deposited by the joint venture into escrow. However, Telecommunications' rights with respect to indemnification are not limited to the dollar amount held in escrow.

         The following limitations apply to indemnification claims:

     o subject to certain exceptions, the representations and warranties made by the parties will survive the closing for a period of 18 months. No claim for indemnification for breach of any representation or warranty may be asserted by any party after the expiration of the 18-month period, provided that written assertions of claims made in a timely manner will extend the 18-month indemnification period with respect to that particular claim until the claim is conclusively resolved;

     o claims for indemnification arising from the breach of any representation or warranty will not take into account or be qualified by any considerations of materiality or knowledge which might be expressed in the representation or warranty;

     o the amount of any indemnifiable claim will be reduced by the amount of any insurance proceeds and tax benefits resulting to the party being indemnified from the subject matter of the claim;

     o Sellers are not required to indemnify Telecommunications for claims arising from the breach of any representation or warranty until the aggregate amount of all such claims exceeds $100,000, in which case the Sellers responsible for the claims will be liable for the total amount of all such claims starting from the first dollar of loss or damage;

     o subject to certain exceptions, the Sellers' joint aggregate liability to Telecommunications for indemnification claims arising from the breach of any of the Sellers' representations and warranties are limited to losses or damages of $1,600,000; and

     o Telecommunications is not required to indemnify a Seller for claims arising from the breach of any representation or warranty until the aggregate amount of all such claims against Telecommunications for all Sellers exceeds $100,000, in which case Telecommunications will be liable for the total amount of all such claims starting from the first dollar of loss or damage.

TERMINATION AND REIMBURSEMENT

         The Telecommunications Purchase Agreement may be terminated prior to the closing only in accordance with the following situations:

     o   at any time by mutual consent of the Sellers and Telecommunications;

     o by either the Sellers or Telecommunications if the closing has not taken place by June 30, 2003, other than by reason of a breach or default of any of the covenants or agreements contained in the Telecommunications Purchase Agreement by the party seeking to terminate; provided that, the parties may mutually agree to extend such date if as of such date the conditions to closing have not been satisfied;

     o by either the Sellers or Telecommunications if the other party is in material breach of the Telecommunications Purchase Agreement and does not cure the breach within 30 days;

     o by either the Sellers or Telecommunications if the representations and warranties of the other party are not true and correct in all respects and such failure is not cured by the closing date; or

     o by the Sellers if the requisite partners' approval of the Sellers has not been obtained.

SOURCE OF FUNDS

         Telecommunications has represented and warranted that it has the financial capability, including to obtain financing, necessary to consummate the purchase of the Telecommunications Assets.

CLOSING

         The closing will take place at 9:00 a.m. on the last business day of the calendar month after the satisfaction or waiver of all conditions precedent to closing, as set forth in the Telecommunications Purchase Agreement, but no later than June 30, 2003. The Telecommunications Purchase Agreement also allows for a partial closing if all of the conditions of the Telecommunications Purchase Agreement have been satisfied or waived with respect to certain primary cable television systems (which do not include the Missouri system). At a partial closing, only the assets of those systems for which conditions have been satisfied or waived will be sold to Telecommunications (including the Missouri system if the conditions relating to that system have been satisfied or waived). We presently expect closing for the Missouri system will occur on or about June 30, 2003. The closing will occur at the offices of Charter Communications, Inc.

DESCRIPTION OF ASSETS

         The table below sets forth operating statistics for the Enstar system as of September 30, 2002:

                                                                                                                      AVERAGE
                                                                                   PREMIUM                            MONTHLY
                                       HOMES        BASIC           BASIC          SERVICE          PREMIUM         REVENUE PER
SYSTEM                                PASSED(a)  SUBSCRIBERS    PENETRATION(b)     UNITS(c)      PENETRATION(d)    SUBSCRIBER(e)

Monticello, KY                          32,000      12,500           39.1%          1,900             16.3%           $40.34
Pomme de Terre, MO                       3,600         800           22.2%            100             12.5%           $33.57
                                        ------      ------           -----          -----             -----           ------
Total                                   35,600      13,300           37.4%          2,000             15.0%           $39.93
                                        ======      ======           =====          =====             =====           ======

-------------
    (a) Homes passed refers to estimates by the joint venture of the approximate number of dwelling units in a particular community that can be connected to the cable systems without any further extension of principal transmission lines. The estimates are based upon a variety of sources, including billing records, house counts, city directories and other local sources.

    (b)  Basic subscribers as a percentage of homes passed by cable.

    (c) Premium service units include only single channel services offered for a monthly fee per channel and do not include tiers of channels offered as a package for a single monthly fee.

    (d) Premium penetration represents premium service units as a percentage of homes subscribing to cable service. A customer may purchase more than one premium service, each of which is counted as a separate premium service unit. This ratio may be greater than 100% if the average customer subscribes for more than one premium service.

    (e) Average monthly revenue per basic subscriber has been computed based on revenue for the nine months ended September 30, 2002, divided by nine months, divided by the actual number of basic subscribers at September 30, 2002.


USE OF PROCEEDS AND CASH DISTRIBUTIONS

         The following table sets forth the anticipated application of the net proceeds from the Access Sale, the Cumberland Sale and the Missouri Sale. The amount available for distribution to the unitholders shown below assumes that all of the Enstar system is sold to Access, Cumberland and Telecommunications for the prices, and subject to the other terms and conditions, contained in the respective purchase agreements, including estimated closing adjustments.

         As promptly as practicable following the Access Sale, the Cumberland Sale and the Missouri Sale, and calculation of all required sale price adjustments, Enstar 5B and Enstar 5A, as the general partners of the joint venture, will seek to discharge all of the liabilities of the joint venture and distribute its remaining assets to themselves in accordance with the partnership agreement of the joint venture. Thereafter, the corporate general partner will cause Enstar 5B to discharge all of its liabilities and distribute its remaining assets to itself, the individual general partner and the unitholders in accordance with the limited partnership agreement of Enstar 5B. The corporate general partner presently estimates that the liquidating distributions to the unitholders from the proceeds of the Access Sale, the Cumberland Sale and the Missouri Sale would total approximately $119 per unit, after estimated closing adjustments and expenses, taxes and liquidation expenses. This estimate is based on the assumed expenses shown below, and also assumes a closing of the Access Sale and the Cumberland Sale on or before December 31, 2002 and a closing of the Missouri Sale on or before June 30, 2003. HOWEVER, WE CANNOT ASSURE YOU OF THE ACTUAL AMOUNTS DISTRIBUTED, OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS MAY VARY MATERIALLY FROM THESE ESTIMATES.

         The distributions will be distributed in proportion to, and to the extent of, the positive capital account balances of the partners.

           USE OF PROCEEDS AND DISTRIBUTIONS OF THE JOINT VENTURE

Sale Proceeds...................................................  $11,148,400
Less:  Tennessee excise tax.....................................      (57,000)
Less:  closing expenses(1)......................................     (167,200)
Plus:  working capital adjustment(2)............................    4,353,700
Less:  due to affiliates(3).....................................     (650,200)
                                                                  -----------

Net distribution amount.........................................   14,627,700
Distribution to general partners(4).............................    7,313,850


--------------
(1) The joint venture's expected expenses in connection with the Liquidation Plan will be as follows:

         Broker's fees.....................................       $   111,500
         Filing fees and other miscellaneous expenses......            55,700
                                                                  -----------
                                                                  $   167,200

(2) The sale price is subject to adjustment pursuant to the purchase agreements with Access, Cumberland and Telecommunications. This adjustment is only an estimate and the adjustment actually made at closing may be more or less than this amount.

(3) Represents deferred management fees due to the corporate general partner.

(4) Enstar 5B and Enstar 5A will each receive $7,313,850, as co-general partners of the joint venture.

               USE OF PROCEEDS AND DISTRIBUTIONS OF ENSTAR 5B

Distributions from joint venture................................    $7,313,850

Less: expenses(1)...............................................      (139,350)
                                                                    ----------

Net distribution amount.........................................     7,174,500
Less:  Distribution to general partners(2)......................        71,745
Distributions to unitholders....................................     7,102,755
                                                                    -----------

Estimated distributions to unitholders per unit.................    $      119

-------------
(1) Enstar 5B's expected expenses in connection with the Liquidation Plan will be as follows:

         Legal fees.............................................    $   50,000
         Accounting fees........................................        33,500
         Solicitation expenses..................................         4,250
         Printing and mailing...................................        33,500
         Filing fees and other miscellaneous expenses...........        18,100
                                                                    ----------
                                                                    $  139,350

(2) The general partners of the joint venture have a 1% interest in partnership distributions until the amounts specified in the partnership agreement (generally the limited partners' subscription amount plus a specified return) are received by the limited partners, after which the general partners have a 20% interest in partnership distributions. Under the partnership agreement, the general partners of the joint venture will receive an aggregate of $71,745 of the estimated net distribution amount, which will be shared equally by the corporate general partner and the individual general partner.

DISADVANTAGES OF THE LIQUIDATION PLAN

         The principal disadvantages that would result to the unitholders and the general partners of Enstar 5B from completing the Liquidation Plan are that by selling the system now, Enstar 5B would not benefit from any increased revenues that might result from an upgrade of the system, or from possible further improvements in economic and market conditions that might increase the sale price of the system and, thereby, increase the system's liquidation or going-concern value to the unitholders and the general partners of Enstar 5B. However, we do not believe that significant increases in revenues are likely to result from an upgrade, or that in its present condition, the system's sale value is likely to increase. Accordingly, in our view these potential risks are outweighed by the potential benefits to be realized from the Liquidation Plan.

CONSEQUENCES OF FAILURE TO APPROVE THE LIQUIDATION PLAN

         If the Access Sale, the Cumberland Sale, the Missouri Sale and the Liquidation Plan are not completed, Enstar 5B will continue to own its interest in the joint venture and the joint venture will continue to operate the system for an indefinite period of time. If the Liquidation Plan is not approved, we believe the joint venture will continue to face significant competition from, and (without substantial technological upgrades) continue to lose subscribers to DBS operators. In our view, unless the joint venture upgrades the system to have two-way transmission capability, it will not be able to offer internet and other interactive services comparable to those offered by the DBS operators that currently compete with the joint venture for video subscribers. Even if the joint venture were to undertake such upgrades, we believe that their cost would prevent the partnership from operating profitably for at least the duration of its franchises that cover the largest number of subscribers (i.e., its McCreary County, Monticello, Wayne County and Whitley County, Kentucky franchises). Last, if the Access Sale, the Cumberland Sale and the Missouri Sale are not approved, we expect to continue to seek buyers for the system from time to time when, in our judgment, market conditions are favorable. Any such sale might be on terms less favorable than the terms of the proposed Access Sale, the Cumberland Sale or the Missouri Sale. Failure by the unitholders to approve the Liquidation Plan will not affect their rights under the partnership agreement of Enstar 5B.

APPROVAL OF THE LIQUIDATION PLAN BY ENSTAR 5A

         Enstar 5B and Enstar 5A are co-partners in the joint venture. Under the partnership agreement for the joint venture, all action to be taken by the joint venture, including the sale of its assets, must be approved by both Enstar 5B and Enstar 5A. As a result, the Access Sale, the Cumberland Sale, the Missouri Sale and the Joint Venture Liquidation cannot occur without the approval of Enstar 5A. Enstar 5A, a Georgia limited partnership, has a corporate structure similar to Enstar 5B, including the same corporate general partner. As with Enstar 5B, a majority-in-interest of Enstar 5A's limited partners must give their approval of these transactions. The corporate general partner plans to seek approval of Enstar 5A's limited partners through a separate consent solicitation. As a result, if a majority-in-interest of the limited partners of Enstar 5B approve the Liquidation Plan but a majority-in-interest of the limited partners of Enstar 5A do not approve the Access Sale, the Cumberland Sale, the Missouri Sale and the Joint Venture Liquidation, then the Liquidation Plan cannot be completed.

LIQUIDATION OF THE JOINT VENTURE

         Access, Cumberland and Telecommunications will be purchasing all of the joint venture's cable television system. Consequently, after the Access Sale, the Cumberland Sale and the Missouri Sale, the joint venture will have no cable television system assets. The joint venture will no longer be able to fulfill its partnership purpose, which is to own and operate cable television systems. Therefore, the joint venture will dissolve after completing the Access Sale, the Cumberland Sale, and the Missouri Sale, paying its debts and distributing the balance of the proceeds to its general partners.

         As soon as practicable following the closing of the Access Sale, the Cumberland Sale and the Missouri Sale, Enstar 5B and Enstar 5A, as the general partners of the joint venture, will cause the joint venture to: (a) pay all costs associated with the Access Sale, the Cumberland Sale and the Missouri Sale; (b) estimate and reserve for all such costs associated with the Access Sale, the Cumberland Sale and the Missouri Sale for which invoices have not yet been received; and (c) provide a further contingency reserve for all other outstanding expenses and liabilities of the joint venture. The general partners of the joint venture will cause the joint venture to distribute the balance of the cash from the Access Sale, the Cumberland Sale, the Missouri Sale and the liquidation of the joint venture's other assets, to Enstar 5B and Enstar 5A as the partners.

LIQUIDATION OF ENSTAR 5B

         All of the cable television assets of Enstar 5B are owned through the joint venture. As part of the Liquidation Plan, the joint venture will dispose of its assets, dissolve and terminate. Consequently, after the dissolution of the joint venture, Enstar 5B will not have any operating assets and will no longer be able to fulfill its partnership purpose, which is to own and operate cable television systems.

         We presently expect that the Access Sale will close on or before March 31, 2003, that the Cumberland Sale will close on or before February 28, 2003 and that the Missouri Sale will close on or before June 30, 2003. As soon as practicable following the closing of the Access Sale, the Cumberland Sale and the Missouri Sale and dissolution of the joint venture, the general partners, on behalf of Enstar 5B, will cause Enstar 5B to: (a) pay all costs associated with the Liquidation Plan, including costs associated with the solicitation of consents from the unitholders; (b) estimate and reserve for all such costs associated with the Liquidation Plan for which invoices have not yet been received; and (c) provide a further contingency reserve for all other outstanding expenses and liabilities of Enstar 5B. The general partner will cause Enstar 5B to distribute the balance of the cash from the Liquidation Plan to the unitholders and the general partners, as provided in the partnership agreement.

         We anticipate making initial distributions to the unitholders within 90 days after the closing of the Access Sale and the Cumberland Sale. The remaining assets of Enstar 5B, and any remainder of the contingency reserve, will be distributed to the unitholders and the general partners as soon as practicable after the release of any remaining sales proceeds from escrow. We estimate that this will occur approximately 13 months after the close of the Missouri Sale. Enstar 5B will terminate and be dissolved upon the disposition of all of its assets.

FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION PLAN

GENERAL

         The following discussion generally summarizes the federal income tax consequences expected to arise from the consummation of the Liquidation Plan. Further, it does not summarize state tax consequences of the Liquidation Plan, which can vary from state to state. The tax information included here was prepared from tax data compiled by the corporate general partner in its role as Enstar 5B's tax administrator. The tax discussion that follows is merely intended to inform unitholders of factual information; it should not be considered tax advice and should not be relied upon as such. This summary also is not intended to be and should not be considered an opinion respecting the federal, state, local or foreign tax consequences to a particular limited partner. DUE TO THE COMPLEXITY OF THE TAX ISSUES INVOLVED, WE URGE THE UNITHOLDERS TO CONSULT WITH THEIR PERSONAL TAX ADVISORS REGARDING THEIR INDIVIDUAL CIRCUMSTANCES AND THE TAX REPORTING CONSEQUENCES OF THE TRANSACTION.

         This summary is based upon the Internal Revenue Code of 1986, as amended (which is also referred to as the Code); existing Final, temporary and proposed Treasury regulations thereunder (which are also referred to as the "Regulations"); published rulings and practices of the Internal Revenue Service (which is also referred to as the "IRS"); and court decisions, each as currently in effect. We cannot assure you that the IRS will agree with the conclusions in this section or that future legislation or administrative changes or court decisions will not significantly modify the federal income tax law regarding the matters described herein, potentially with retroactive effect. This interpretation also is subject to subsequent issuance of Treasury regulations and procedures for federal income tax reporting.

         This summary only addresses those unitholders who hold their units as a capital asset and does not discuss all the federal income tax aspects of the Liquidation Plan that may be relevant and material to a particular unitholder in light of the unitholder's personal circumstances (including the application of the alternative minimum tax), or to certain types of unitholders who are subject to special treatment. For example, insurance companies, S corporations, partnerships, pension and profit sharing plans, tax-exempt organizations, non-U.S. taxpayers and others may be subject to special rules not discussed below. This summary also does not address other federal, state, local or foreign tax consequences of consummation of the Liquidation Plan.

PARTNERSHIP STATUS

         Under current law, a "partnership" is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account in computing the partner's income tax liability that partner's allocable share of the partnership's items of income, gain, loss, deduction and credit. The distribution of cash attributable to partnership income is generally not a separate taxable event. This tax treatment, however, depends entirely upon the joint venture's classification as a "partnership" and Enstar 5B's classification as a "partnership" (rather than as an "association taxable as a corporation") for federal income tax purposes. This summary assumes that the joint venture and the partnership have been and will continue to be properly classified as a "partnership" for federal income tax purposes. No opinion of counsel or of the joint venture's and partnership's independent accountants or ruling from the IRS is currently being sought with respect to this partnership status issue.

FEDERAL INCOME TAX CONSEQUENCES

         o REALIZATION OF GAIN ON SALE OF ASSETS. Consummation of the Liquidation Plan will cause the partnership to recognize gain for federal income tax purposes. In general, that gain will equal the excess of the "amount realized" over the joint venture's adjusted basis in the assets. The corporate general partner anticipates that some or all of the recognized gain will be taxable as ordinary income resulting from the recapture of previously claimed deductions for depreciation and amortization under section 1245 of the Code. The gain recognized by a limited partner may be reduced by the limited partner's prior losses not deductible because of the "passive activity loss" limitations under section 469 of the Code. For more information please see the subsection entitled "Passive Activity Losses" below.

         o PASSIVE ACTIVITY LOSSES. Under section 469 of the Code, non-corporate taxpayers, personal service corporations or other closely held corporations generally can deduct "passive activity losses" in any year only to the extent of its passive activity income for that year. Substantially all post-1986 losses of unitholders from the partnership should be considered passive activity losses. Thus, unitholders may have "suspended" passive losses from the partnership (i.e., post-1986 net taxable losses in excess of statutorily permitted "phase-in" amounts which have not been used to offset income from other activities) which may be available to shelter gain from the Liquidation Plan. Unitholders should consult their own tax advisors regarding the effect that the passive activity loss rules will have upon his or her tax situation.

         o UNRELATED BUSINESS INCOME. For most tax-exempt unitholders, a portion of the gain from the sale of the assets will be treated as unrelated business income subject to tax under section 511 of the Code. Under section 514(a) of the Code, gain from the sale of "debt-financed property" is treated as unrelated business income generally in an amount equal to a ratio determined by comparing the property's debt to its cost basis. Additional unrelated business income may result to a tax-exempt unitholder that borrowed funds to purchase its units. Tax-exempt unitholders should consult their own tax advisors regarding the unrelated trade or business income that may result from the sale of the joint venture's system.

         o FOREIGN INVESTORS. A unitholder who is a nonresident alien individual, foreign corporation or other foreign person, is subject to a withholding tax on that person's share of the gain recognized on the Liquidation Plan, assuming the partnership is deemed to be engaged in a U.S. trade or business and the partnership's taxable income is effectively connected with the trade or business. The withholding rates are 38.6% for unitholders other than corporate unitholders and 35% for corporate unitholders. Amounts withheld will be remitted to the IRS and the foreign person will receive a credit on such person's U.S.

income tax return filed for the amount of the tax withheld by the partnership. The tax withheld will be treated as a distribution to the foreign unitholder.

         o COMPLETE LIQUIDATION. In general, upon complete liquidation of the partnership, gain may be recognized by a unitholder upon receipt of a liquidating distribution, but only to the extent any money (and certain other property) received exceeds the adjusted basis of the unitholder's units. In most cases, we anticipate that a unitholder's basis for his units should exceed his liquidating distribution, primarily because the basis for his units will be increased by his share of gain on the sale of the assets. Thus, little or no additional gain should be recognized as a result of receiving a liquidating distribution. However, this may not be true in all cases, as some of the unitholders may recognize gain on the liquidation of the partnership in addition to their share of gain realized by the partnership on the sale of the joint venture's assets. Since any decrease in a unitholder's share of partnership liabilities is deemed to be a distribution of money, the amount of gain on a liquidation distribution may exceed the actual distribution of money. Loss will generally be recognized by a unitholder only if he receives no property other than money, and then only to the extent the adjusted basis of his units exceed the sum of any money received. However, the deductibility of capital losses is limited for both corporate and non-corporate unitholders.

         UNITHOLDERS ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISORS FOR ADVICE REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO THEM WITH RESPECT TO THE LIQUIDATION PLAN, INCLUDING THE LIQUIDATION AND TERMINATION OF THE PARTNERSHIP.

STATE TAX CONSEQUENCES

         Many states impose income tax withholding requirements on partnerships that have nonresident partners. These requirements are at the partnership level and, therefore, do not reflect the actual tax profile of the individual partner. Nonetheless, we urge the unitholders to consult their personal tax advisors for advice regarding the application of the information set forth herein to their individual circumstances, including the state tax consequences to each of them on the consummation of the Liquidation Plan and related distributions.

NO APPRAISAL RIGHTS

         If the unitholders owning a majority of the units on the Record Date vote in favor of the Liquidation Plan, that approval will bind all unitholders. The partnership agreement of Enstar 5B and the Georgia Revised Uniform Limited Partnership Act, under which Enstar 5B is governed, do not give rights of appraisal or similar rights to unitholders who dissent from the vote of the majority-in-interest in approving the Liquidation Plan. Accordingly, dissenting unitholders do not have the right to have their units appraised and to have a judicial determination of the fair value of their units paid to them because they disapprove of the Liquidation Plan.

             NO ESTABLISHED MARKET PRICES FOR PARTNERSHIP UNITS

         No established market for the units of Enstar 5B was ever expected to develop, and none has developed. Consequently, transactions in the units have been limited and sporadic, and it is not known to what extent those transactions have been on a fully arm's-length basis, as between willing buyers and willing sellers.

         The following table sets forth the high and low sales prices, known to us, for Enstar 5B's units during the period January 1, 2000 through September 30, 2002:

                                                                                      NUMBER
                                                                                        OF               TOTAL UNITS
PERIOD                                    HIGH                    LOW                 TRADES                TRADED
------                                ------------           ------------          ------------       -----------------

January-March 2000                      $121.17                $ 80.00                  33                  1,257
April-June 2000                          141.89                  50.00                  31                  1,481
July-September 2000                      115.01                  50.00                  23                  1,157
October-December 2000                    158.26                  53.50                  10                   574
January-March 2001                       145.00                  62.50                  37                  1,061
April-June 2001                          155.11                  95.00                   8                   271
July-September 2001                      145.00                  75.00                   6                   703
October-December 2001                     90.00                  70.00                   5                   188
January-March 2002                       130.00                 104.00                   8                   805
April-June 2002                          137.20                  50.00                  22                  2,865
June-September 2002                      141.00                  80.00                   3                    94

                        DISTRIBUTIONS TO UNITHOLDERS

         Since the inception of Enstar 5B, the partnership has made aggregate cash distributions to its unitholders in the amount of approximately $1.9 million or an aggregate of $31.42 per unit. These distributions were made from the partnership's operating cash flow. However, Enstar 5B has made no distributions to unitholders since 1990.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         On November 22, 2002, there were 59,830 units issued and outstanding and entitled to vote on matters upon which the unitholders may vote or consent, which were held by 1,232 unitholders. None of the affiliates of the corporate general partner, or any of the executive officers or directors of the corporate general partner or any of its affiliates, owns any of the units, nor has any of these persons engaged in any transaction in the units during the 60-day period immediately preceding the date hereof.

         As of November 22, 2002, the following group of affiliated unitholders beneficially owned, in the aggregate, 5% or more of the total outstanding units. As of the date hereof, there is no other person known by the partnership to own beneficially, or that may be deemed to own beneficially, more than 5% of the units.

                                                     BENEFICIAL OWNERSHIP
                                               -------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER             AMOUNT              PERCENT
--------------------------------------         ----------          -----------

Everest Cable Investors LLC                      3,573                5.97%
199 S. Los Robles Avenue Ste 440
Pasadena, California 91101

         The corporate general partner is an indirect, wholly-owned subsidiary of Charter Communications, Inc. Charter Communications, Inc., is beneficially controlled by Paul G. Allen.

                 IDENTITY AND BACKGROUND OF CERTAIN PERSONS

ENSTAR COMMUNICATIONS CORPORATION

         Enstar Communications is the corporate general partner of Enstar 5B. Enstar Communications is a Georgia corporation whose principal business is to engage in the cable and telecommunications business, both as general partner of 14 limited partnerships formed to own and operate cable television systems, and through a wholly-owned operating subsidiary. As of December 31, 2001, Enstar Communications managed cable television systems serving approximately 74,000 basic subscribers. Enstar Communications has caused Enstar 5B to pursue a process of liquidation because of difficulties of profitably operating a rural system on a long-term basis. The address and telephone number of Enstar Communications' principal executive offices is 12405 Powerscourt Drive, St. Louis, Missouri 63131; tel. (314) 965-0555.

         Set forth below is certain general information about the Director and the Executive Officers of Enstar Communications. Each of these individuals holds the same positions as an executive officer of each of the Filing Persons, except for Steven A. Schumm, who also serves as the sole director of Enstar Communications. Information about the directors of Charter Communications, Inc., is set forth under "Identity and Background of Certain Persons -- Charter Communications, Inc." on pages 60-61.

         The business address and telephone number of each of the following individuals is 12405 Powerscourt Drive, St. Louis, Missouri; tel.: (314) 965-0555.

Name                                Age         Position

Steven A. Schumm...........          50         Director, Executive Vice President and Assistant to the President

Carl E. Vogel..............          44         President and Chief Executive Officer

David C. Andersen..........          53         Senior Vice President - Communications

David G. Barford...........          43         Executive Vice President and Chief Operating Officer

J. Christian Fenger........          47         Senior Vice President of Operations -  Western Division

Eric A. Freesmeier.........          49         Senior Vice President - Administration

Kent D. Kalkwarf...........          42         Executive Vice President and Chief Financial Officer

Ralph G. Kelly.............          44         Senior Vice President - Treasurer

Paul Martin................          41         Senior Vice President - Corporate Controller

David L. McCall............          46         Senior Vice President of Operations -  Eastern Division

Majid R. Mir...............          51         Senior Vice President -  Telephony and Advanced Services

John C. Pietri.............          52         Senior Vice President - Engineering


                                   - 56 -



Michael E. Riddle..........          42         Senior Vice President and Chief Information Officer

Curtis S. Shaw.............          53         Senior Vice President, General Counsel and Secretary

William J. Shreffer........          48         Senior Vice President of Operations -  Midwest Division

Steven E. Silva............          42         Executive Vice President -  Corporate Development and Chief Technology Officer

Dianne Schneiderjohn.......          45         Senior Vice President - Marketing and Programming

         STEVEN A. SCHUMM, Director, Executive Vice President and Assistant to the President. Prior to joining Charter Investment, Inc. (also called
"Charter Investment") (a predecessor of, and currently an affiliate of, Charter Communications, Inc., which is also referred to as Charter) in 1998, Mr. Schumm was Managing Partner of the St. Louis office of Ernst & Young LLP for 14 years. He had joined Ernst & Young in 1974. He served as one of 10 members of the firm's National Tax Committee. Mr. Schumm earned a B.S.
degree from Saint Louis University.

         CARL E. VOGEL, President and Chief Executive Officer. Mr. Vogel has held this position (and also has served as a director of Charter Communications, Inc.) since October 2001. Mr. Vogel has more than 20 years of experience in telecommunications and the subscription television business. Prior to joining Charter, he was a Senior Vice President of Liberty Media Corp., from November 1999 to October 2001, and the Chief Executive Officer of Liberty Satellite and Technology, from April 2000 to October 2001. Prior to joining Liberty, Mr. Vogel was an Executive Vice President and the Chief Operating Officer of Field Operations for AT&T Broadband and Internet Services, with responsibility for managing operations of all of AT&T's cable broadband properties, from June 1999 to November 1999. From June 1998 until June 1999, Mr. Vogel served as Chief Executive Officer of Primestar, Inc., a national provider of subscription television services, and from 1997 to 1998, he served as Chief Executive Officer of Star Choice Communications. From 1994 through 1997, Mr. Vogel served as the President and Chief Operating Officer of EchoStar Communications. He began his career at Jones Intercable in 1983. Mr. Vogel serves as a director of On-Command Corporation. Mr. Vogel earned a B.S. degree in Finance and accounting from St. Norbert College.

         DAVID C. ANDERSEN, Senior Vice President - Communications. Prior to joining Charter Communications, Inc., and Enstar Communications in May 2000, Mr. Andersen served as Vice President of Communications for CNBC, the worldwide cable and satellite business news network subsidiary of NBC, from September 1999 to April 2000. He worked for Cox Communications, Inc. from 1982 to 1999, establishing their public relations department and advancing to Vice President of Public Affairs. He held various positions in communications with the General Motors Corporation from 1971 until 1982. Mr. Andersen is a past recipient of the cable industry's highest honor - the Vanguard Award. He serves on the board of KIDSNET, the educational non-profit clearinghouse of children's programming, and is a former Chairman of the National Captioning Institute's Cable Advisory Board.

         DAVID G. BARFORD, Executive Vice President and Chief Operating Officer. Mr. Barford was promoted to his current position in July 2000, having previously served as Senior Vice President of Operations - Western Division from June 1997 to July 2000. Prior to joining Charter Investment in 1995,
Mr. Barford held various senior marketing and operating roles during nine years at Comcast Cable Communications, Inc. He received a B.A. degree from California State University, Fullerton, and an M.B.A. degree from National University. Mr. Barford is currently on paid administrative leave and Carl
Vogel has assumed Mr. Barford's responsibilities on an interim basis.

         J. CHRISTIAN FENGER, Senior Vice President of Operations - Western Division. Mr. Fenger was promoted to his current position in January 2002, having served as Vice President and Senior Vice President of Operations for the North Central Region since 1998. From 1992 until joining Charter in 1998, Mr. Fenger served as the Vice President of Operations for Marcus Cable, and, prior to that, as Regional Manager of Simmons Cable TV since 1986. Mr. Fenger received his bachelor's degree and his master's degree in communications management from Syracuse University's Newhouse School of Public Communications.

         ERIC A. FREESMEIER, Senior Vice President - Administration. From 1986 until joining Charter Investment in 1998, Mr. Freesmeier served in various executive management positions at Edison Brothers Stores, Inc. Earlier, he held management and executive positions at Montgomery Ward. Mr. Freesmeier holds a bachelor's degree from the University of Iowa and a master's degree from Northwestern University's Kellogg Graduate School of Management.

         THOMAS R. JOKERST, Senior Vice President - Advanced Technology Development. Mr. Jokerst joined Charter Investment in 1994. Previously he served as a vice president of Cable Television Laboratories and as a regional director of engineering for Continental Cablevision. He is a graduate of Ranken Technical Institute and of Southern Illinois University.

         KENT D. KALKWARF, Executive Vice President and Chief Financial Officer. Mr. Kalkwarf was promoted to the position of Executive Vice President in July 2000, having previously served as Senior Vice President. Prior to joining Charter Investment in 1995, Mr. Kalkwarf was employed for 13 years by Arthur Anderson LLP, where he attained the position of senior tax manager. He has extensive experience in cable, real estate, and international tax issues. Mr. Kalkwarf has a B.S. degree from Illinois
Wesleyan University and is a certified public accountant.

         RALPH G. KELLY, Senior Vice President - Treasurer. Prior to joining Charter Investment in 1993, Mr. Kelly was controller and then treasurer of Cencom Cable Associates between 1984 and 1992. He left Charter Investment in 1994 to become Chief Financial Officer of CableMaxx, Inc., and returned in 1996. Mr. Kelly received his bachelor's degree in accounting from the University of Missouri - Columbia and his M.B.A. degree from Saint Louis University. Mr. Kelly is a certified public accountant.

         PAUL E. MARTIN, 41, Senior Vice President - Corporate Controller. Prior to his promotion to his current position on April 22, 2002, Mr. Martin was Vice President and Corporate Controller from March 2000 of Charter. Prior to joining Charter in March 2000, Mr. Martin was Vice President and Controller for Operations and Logistics for Fort James Corporation, a manufacturer of paper products. From 1995 to February 1999, Mr. Martin was Chief Financial Officer of Rawlings Sporting Goods Company, Inc. Mr. Martin is a certified public accountant and was associated with Arthur Andersen LLP for nine years. Mr. Martin received a B.S. degree in accounting from the University of Missouri - St. Louis.

         DAVID L. McCALL, Senior Vice President of Operations - Eastern Division. Prior to joining Charter Investment in 1995, Mr. McCall was associated with Crown Cable and its predecessor, Cencom Cable Associates, Inc., from 1983 to 1994. Mr. McCall is a member of the Southern Cable Association's Tower Club.

         MAJID R. MIR, Senior Vice President - Telephony and Advanced Services. Prior to joining Charter in April 2001, Mr. Mir worked with GENUITY Networks, Inc. as Vice President, Metro Network Engineering in Irving, Texas from June 2000 to April 2001. Prior to that, Mr. Mir worked with GTE from 1979 to June 2000 in various capacities of increasing responsibility, most recently as Assistant Vice President of Core Network Engineering. Mr. Mir served as Director, Business Development for GTE, from 1996 to 1997. Mr. Mir earned a bachelor's of science degree in systems science from the University of West Florida and holds a master's degree in business administration from the University of South Florida.

         JOHN C. PIETRI, Senior Vice President - Engineering. Prior to joining Charter Investment in 1998, Mr. Pietri was with Marcus Cable for nine years, most recently serving as Senior Vice President and Chief Technical Officer. Earlier, he was in operations with West Marc Communications and Minnesota Utility Contracting. Mr. Pietri attended the University of Wisconsin - Oshkosh.

         MICHAEL E. RIDDLE, Senior Vice President and Chief Information Officer. Prior to joining Charter in December 1999, Mr. Riddle was Director, Applied Technologies of Cox Communications for four years. Prior to that, he held technical and management positions during 17 years at Southwestern Bell and its subsidiaries. Mr. Riddle attended Fort Hays State University.

         CURTIS S. SHAW, Senior Vice President, General Counsel and Secretary. From 1988 until he joined Charter Investment in 1997, Mr. Shaw served as corporate counsel to NYNEX. Since 1973, Mr. Shaw has practiced as a corporate lawyer, specializing in mergers and acquisitions, joint ventures, public offerings, financings, and federal securities and antitrust law. Mr. Shaw received a B.A. degree from Trinity College and a J.D. degree from Columbia University School of Law.

         WILLIAM J. SHREFFER, Senior Vice President of Operations - Central Division. Mr. Shreffer was promoted to his current position in January 2002, having previously served as President of Operations for the Michigan region. Prior to joining Charter in 1999, Mr. Shreffer acted as a Managing Director of Cablevision. Between 1995 and 1999, he held various positions with Century Communications, most recently as its Group Vice President. From 1985 to 1995, Mr. Shreffer acted as the Regional Controller for American Cable Systems and, following the acquisition of American by Continental Cablevision, as its General Manager in its Chicago region. Mr. Shreffer holds degrees from Robert Morris College and Duquesne University and is obtaining a master's degree in business from Lewis University in Chicago.

         STEPHEN E. SILVA, Executive Vice President - Corporate Development and Technology and Chief of Technology Officer. Mr. Silva joined Charter
Investment in 1995. Prior to this promotion to Executive Vice President and Chief Technology Officer in October 2001, he was Senior Vice President - Corporate Development and Technology since September 1999. Mr. Silva previously served in various management positions at U.S. Computer Services, Inc., a billing service provider specializing in the cable industry. He is a member of the board of directors of Diva Systems Corporation.

         DIANE SCHNEIDERJOHN, 45, Senior Vice President - Marketing and Programming. Ms. Schneiderjohn joined Charter Communications, Inc. in April 2002. Ms. Schneiderjohn has extensive experience in key senior marketing and programming roles in the subscription television business. Most recently, Ms. Schneiderjohn was the Managing Partner for Carlsen Resources' Global Media Division. From 1995-2000, Ms. Schneiderjohn was the Senior Vice President for Turner International Asia Pacific, establishing its marketing organization and advancing to oversee all aspects of distribution sales for Turner products and networks, including CNN. Prior to Turner International, Ms. Schneiderjohn spent nearly 12 years with Viacom's Cable Division, where she served in a variety of marketing positions including Corporate Vice President of Marketing, Programming and Sales. She has held positions on numerous boards and advisory committees, including the national board of Women in Cable and Telecommunications (WICT) and the national board of the National Association of Minorities in Communications (NAMIC). Ms. Schneiderjohn holds a B.S. degree from the University of California, Berkeley.

         The business address and telephone number of each of the sole director and each of the executive officers listed above are: 12405 Powerscourt
Drive, St. Louis, Missouri 63131, Telephone: (314) 965-0555.

ROBERT T. GRAFF

         Robert T. Graff is the individual general partner of Enstar 5B. Mr. Graff has been retired for more than the past ten years. Mr. Graff is a citizen of the United States. Mr. Graff has not been actively involved in the management of Enstar 5B.

CHARTER COMMUNICATIONS, INC.

         Charter Communications, Inc. (also referred to as "Charter, Inc.") is a publicly-traded Delaware corporation that, operating through its subsidiaries, is the fourth largest operator of cable television systems in the United States. It provides cable television and other telecommunications services to approximately 7.0 million customers in 40 states. Since 1999, Charter, Inc., through its subsidiaries, completed 18 cable system acquisitions, which added approximately 4.7 million customers. Under management agreements with Charter Communications Holding Company, LLC ("Holdco") and Charter Communications Operating, LLC ("Operating"), Charter, Inc. is responsible for the management of Holdco, Operating and their respective subsidiaries (which include all of the other Filing Persons) and controls the affairs of each of them. Paul G. Allen controls approximately 93.5% of the voting power of Charter, Inc.

         Listed below are the directors of Charter, Inc. Information about Charter, Inc.'s executive officers is set forth under the heading "Identity and Background of Certain Persons - Enstar Communications Corporation" on pages 56-60.

         The business address and telephone number of Charter, Inc. and each of the following individuals is 12405 Powerscourt Drive, St. Louis, Missouri 63131; tel. (314) 965-0555.

         PAUL G. ALLEN, 48, has been Chairman of the Board of Directors of Charter since July 1999, and chairman of the board of directors of Charter Investment since December 1998. Mr. Allen, a co-founder of Microsoft Corporation, has been a private investor for more than five years, with interests in over 140 companies, many of which contribute to the Wired World(TM) vision that Charter shares. Mr. Allen's investments include Vulcan Ventures Incorporated, Portland Trail Blazers NBA team, Seattle Seahawks NFL franchise, Vulcan Programming, Inc. and Vulcan Cable III Inc., and he has investments in USA Networks, Inc., TechTV, Inc., DreamWorks LLC, High Speed Access Corp., Oxygen Media, LLC and Wink Communications, Inc. He is a director of USA Networks, Inc., TechTV, Inc. and numerous privately held companies.

         CARL E. VOGEL, 44 (See "Identity and Background of Certain Persons
- Enstar Communications Corporation" on pages 56-60).

         MARC B. NATHANSON, 56, has been a director of Charter since January 2000. Mr. Nathanson is the chairman of Mapleton Investments LLC, an investment vehicle formed in 1999. He also founded and served as chairman and chief executive officer of Falcon Holding Group, Inc., a cable operator, and its predecessors, from 1975 until 1999. He served as chairman and chief executive officer of Enstar Communications Corporation from 1988 until November 1999. Prior to 1975, Mr. Nathanson held executive positions with Teleprompter Corporation, Warner Cable and Cypress Communications Corporation. In 1995, he was appointed by the President of the United States to, and since 1998 has served as chairman of, The Broadcasting Board of Governors.

         RONALD L. NELSON, 49, has been a director of Charter since November 1999. Mr. Nelson is a founding member of DreamWorks LLC, where he has served in executive management since 1994. Prior to that time, during his 15 years at Paramount Communications Inc., he served in a variety of operating and executive positions. He currently serves as a member of the board of directors of Advanced Tissue Sciences, Inc. and Centre Pacific, L.L.C., a registered investment advisor. Mr. Nelson has a B.S. degree from the University of California at Berkeley and an M.B.A. degree from the University of California at Los Angeles.

         NANCY B. PERETSMAN, 47, has been a director of Charter since November 1999. Ms. Peretsman has been a managing director and executive vice president of Allen & Company Incorporated, an investment bank unrelated to Paul G. Allen, since 1995. From 1983 to 1995, she was an investment banker at Salomon Brothers Inc., where she was a managing director since 1990. She is a director of Priceline.com Incorporated and several privately held companies. She has a B.A. degree from Princeton University and an M.P.P.M. degree from Yale University.

         WILLIAM D. SAVOY, 37, has been a director of Charter since July 1999 and a director of Charter Investment since December 1998. Since 1990, Mr. Savoy has been an officer and a director of many affiliates of Mr. Allen, including vice president and a director of Vulcan Ventures Incorporated, president of Vulcan Northwest, Inc., and president and a director of Vulcan Programming, Inc. and Vulcan Cable III Inc. Mr. Savoy also serves on the advisory board of DreamWorks LLC and as a director of drugstore.com, Peregrine Systems, Inc., RCN Corporation, Telescan, Inc., USA Networks,
Inc., TechTV, Inc. and Digeo Technology, Inc. Mr. Savoy holds a B.S. degree in computer science, accounting and finance from Atlantic Union College.

         JOHN H. TORY, 47, has been a director of Charter since December 2001. Mr. Tory is the President and Chief Executive Officer of Rogers Cable Inc., Canada's largest broadband cable operator, and has held that position since April 1999. From 1995 to 1999, Mr. Tory was President and Chief Executive Officer of Rogers Media Inc., a broadcasting and publishing company. Prior to joining Rogers, Mr. Tory was a managing partner and member of the executive committee at Tory Tory DesLauriers & Binnington, one of Canada's largest law firms. Mr. Tory serves on the board of a number of Canadian companies, including Rogers Cable Inc., Rogers Media Inc., Cara Operations Limited, Enbridge Consumers Gas and the Toronto Blue Jays Baseball Club. He also served for nine years as the Chairman of the Canadian Football League, including four years as League Commissioner. Mr. Tory was educated at University of Toronto Schools, Trinity College (University of Toronto) and Osgoode Hall Law School.

         LARRY W. WANGBERG, 59, has been a director of Charter Communications, Inc. since January 2002. Mr. Wangberg has served as Chairman, Chief
Executive Officer and a director of TechTV Inc., a cable television network, since 1997. He recently announced his intention to step down as the chief executive officer of TechTV Inc., but will remain in his current position until a successor is named and afterward will continue to serve as a director of TechTV Inc. Prior to joining TechTV Inc., Mr. Wangberg was chairman and Chief Executive Officer of StarSight Telecast Inc., an interactive navigation and program guide company which later merged with Gemstar International, from 1994 to 1997. Mr. Wangberg was chairman and
Chief Executive Officer of Times Mirror Cable Television and senior vice president of its corporate parent, Times Mirror Co., from 1983 to 1994. He currently serves on the boards of TechTV Inc., Autodesk Inc., and ADC Telecommunications. Mr. Wangberg holds a bachelor's degree in mechanical engineering and a master's degree in industrial engineering, both from the University of Minnesota.

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

         Charter Communications Holding Company, LLC ("Holdco") is a Delaware limited liability company, and a direct subsidiary of Charter, Inc. Holdco, through its subsidiaries (which include Enstar Communications Corporation) owns and operates Charter Inc.'s cable television systems. The business address and telephone number of Holdco's principal office is 12405 Powerscourt Drive, St. Louis, Missouri 63131; tel. (314) 965-0555.

                              VOTING PROCEDURES

         The Liquidation Plan will not be carried out unless it is approved by a majority-in-interest of the unitholders and by a majority-in-interest of unitholders of Enstar 5A. A vote of the holders of a majority of the units on the Record Date to approve the Liquidation Plan will bind all unitholders as to the Liquidation Plan.

         The close of business on         , 2002, is the Record Date for
                                  --------
determining the unitholders entitled to receive notice of the solicitation of consents and to consent to the Liquidation Plan. Consents of the unitholders will be solicited during the period, also referred to as the
"Solicitation Period," which begins on           and will end at 5:00 p.m.,
                                       ---------
New York City time, on the earlier of (1) the date on which the consents of the holders of a majority of the units entitled to consent are received by
us and/or the soliciting agent; or (2)                , 2002 (or, if the
                                       ---------------
general partner extends the Solicitation Period, then at any time before 5:00 p.m., New York City time, on the expiration date of such extended Solicitation Period). The enclosed consent card permits you to approve, disapprove or abstain with respect to the Liquidation Plan. Please indicate your approval, disapproval or abstention by marking and signing and dating the enclosed consent card and returning it in the enclosed self-addressed envelope to D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, a company Enstar 5B has engaged to act as its soliciting agent. An extension of the Solicitation Period will not impact the validity of consents already received.

         If you sign and send in the enclosed consent card and do not indicate how you want to vote as to the Liquidation Plan, your consent card will be treated as voting to APPROVE the Liquidation Plan. If you fail to send in your consent card, it will have the same effect as a vote to DISAPPROVE the Liquidation Plan. If you ABSTAIN as to the Liquidation Plan, it will have the same effect as a vote to DISAPPROVE the Liquidation Plan.

         You may change your vote at any time before 5:00 p.m., New York City time, on the earlier of (1) the date on which the consents of the holders of a majority of the units entitled to consent are received by us
and/or the soliciting agent; or (2)            , 2002 (or, if the corporate
                                    -----------
general partner extends the Solicitation Period, then at any time before 5:00 p.m., New York City time, on the expiration date of such extended Solicitation Period). You can do this in one of two ways. First, you can send a written notice dated later than your consent card stating that you would like to revoke or change your vote. Second, you can complete and submit a new consent card dated later than your original consent card. If you choose either of these two methods, you must submit your notice of revocation or new consent card to the soliciting agent. If you instructed a broker to vote your units, you must follow your broker's directions for changing those instructions. To be effective, your notice of revocation or new consent card must be received before the end of the original Solicitation Period, or extended Solicitation Period, as the case may be.

         On November 22, 2002, there were 59,830 outstanding units entitled to vote on the Liquidation Plan, which were held by approximately 1,232 unitholders, none of whom are known to us to be an affiliate of the partnership, the general partner, or of any affiliate of any of the other Filing Persons.

                            AVAILABLE INFORMATION

         This consent solicitation statement does not purport to be a complete description of all agreements and matters relating to the condition of Enstar 5B, its assets and the transactions described herein. With respect to statements contained in this consent solicitation statement as to the content of any contract or other document filed as an exhibit to Enstar 5B's Annual Report on Form 10-K for the year ended December 31, 2001, Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002 or a Current Report on Form 8-K, each such statement is qualified in all respects by reference to such reports and the schedules thereto, which may be obtained without charge upon written request to Enstar 5B. You also may obtain copies of the asset purchase agreements with Access, Cumberland and Telecommunications that are described in this consent solicitation statement, without charge, upon written request to Enstar 5B. To make such a request, you should write to Enstar Communications Corporation, 12405 Powerscourt Drive, St. Louis, Missouri 63131, Attention:
Partnership Relations; or call (314) 543-2389.

         The mailing address and telephone number of Charter Communications, Inc. and Enstar Communications Corporation are: 12405 Powerscourt Drive, St. Louis, Missouri 63131, Telephone: (314) 965-0555.


                    INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission permits us to incorporate by reference the information that we have filed with it. This means that important information, not presented in this consent solicitation statement, may be contained elsewhere. We incorporate by reference the documents listed below:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

         o Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002.

         Copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 have been delivered with this consent solicitation. You may obtain an additional copy of the Form 10-K or Form 10-Q, without charge, by making a written request to Enstar Communications Corporation, 12405 Powerscourt Drive, St. Louis, Missouri 63131, Attention:
Partnership Relations or by calling (314) 543-2389.



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               CONSENT SOLICITATION BY THE GENERAL PARTNER OF
                  ENSTAR INCOME/GROWTH PROGRAM FIVE-B, L.P.
                                CONSENT CARD

         The undersigned record owner (the "Unitholder") of limited partnership units (the "Units") of Enstar Income/Growth Program Five-B, L.P., a Georgia limited partnership, (the "Partnership"), hereby specifies that all of the Units of the Partnership that the Unitholder is entitled to vote shall be voted as follows:

         AS SET FORTH IN THE CONSENT SOLICITATION STATEMENT, IN EACH CASE APPROVAL SHALL BE DEEMED TO INCLUDE SUCH NON-MATERIAL MODIFICATIONS AS ENSTAR COMMUNICATIONS CORPORATION, AS A GENERAL PARTNER OF THE PARTNERSHIP (THE "GENERAL PARTNER"), MAY IN ITS SOLE DISCRETION DETERMINE. IF NO SPECIFICATION IS MADE WITH RESPECT TO THE VOTING ON THE FOLLOWING LIQUIDATION PLAN, THIS CONSENT CARD WILL BE TREATED AS VOTING TO APPROVE THE LIQUIDATION PLAN.

         The General Partner has recommended the adoption of a plan of liquidation with respect to the Partnership (the "Liquidation Plan") which would authorize:

         (1) Enstar Cable of Cumberland Valley, a Georgia general partnership co-owned by the Partnership (the "Joint Venture"), to sell those portions of its cable television system assets located in and around the communities of Monticello, Whitley City, Liberty, Cumberland, Greensburg, Williamsburg, Hustonville/Moreland, Kentucky and Jellico, Tennessee to Access Cable Television, Inc. a Kentucky corporation, under the Asset Purchase Agreement between the Partnership as Seller, and Access Cable Television, Inc., as Buyer, dated as of September 30, 2002 (the "Access Sale");

         (2) the Joint Venture to sell those portions of its cable television systems owned by the Joint Venture, located in and around the community of Russell Springs, Jamestown and Russell County, Kentucky, to Cumberland Cellular, Inc. a Kentucky corporation, under the Asset Purchase Agreement between the Partnership as Seller, and Cumberland Cellular, Inc. as Buyer, dated as of October 8, 2002 (the "Cumberland Sale");

         (3) the Joint Venture to sell those portions of its cable television systems owned by the Joint Venture, located in and around the community of Pomme de Terre, Missouri, to Telecommunications Management, LLC, a Missouri limited liability company, under the Asset Purchase Agreement between the Partnership and certain other partnerships as Sellers, and Telecommunications Management, LLC as Buyer, dated as of November 8, 2002 (the "Missouri Sale");

         (4) As soon as practicable after the consummation of the Access Sale, the Cumberland Sale and Missouri Sale, to dissolve, terminate and liquidate the Joint Venture through one or more liquidating distributions to the Partnership and the other general partner of the Joint Venture, after the sale of the Partnership's remaining assets, payment of the Joint Venture's debts and obligations and paying or providing for the payment of the expenses of the Access Sale, the Cumberland Sale and the Missouri Sale, in accordance with the partnership agreement of the Joint Venture (the "Joint Venture Liquidation"); and

         (5) As soon as practicable after the completion of the Joint Venture Liquidation, to dissolve, terminate and liquidate the Partnership through one or more liquidating distributions to the limited partners and general partners of the Partnership's remaining assets after payment of the Partnership's debts and obligations, in accordance with the partnership agreement of the Partnership, with the General Partner, or such party as designated by the General Partner, acting as the liquidating trustee.


       APPROVE                    DISAPPROVE                  ABSTAIN
         [ ]                         [ ]                        [ ]

                  (please date and sign on the other side)


                                   - 64 -


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         The undersigned hereby acknowledges receipt of the consent solicitation statement.

         The undersigned hereby revokes any prior authorization to vote the Units of the Partnership heretofore given by the undersigned to any person.

Dated                 , 2002
     -----------------

                                                      (Unitholder's Signature)
                              ------------------------

                                                      (Unitholder's Signature)
                              ------------------------

         Please date and sign exactly as name appears on this consent card, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title and affixing corporate seal. If a partnership or limited liability company, sign in the partnership/limited liability company name, as the case may be, by a duly authorized person. In the case of joint ownership, each joint owner must sign.

                                   - 65 -